UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Annaly Management, Inc.

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2020 Proxy Statement

Notice of 2020 Annual Meeting of Stockholders
May 20, 2020
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/NLY2020

ANNALY®

Message from our Chief Executive Officer & Chief Investment Officer

Dear Fellow Shareholders,

These are challenging times as individuals, businesses and governments around the world grapple with the COVID-19 pandemic. While the human toll is at the forefront of our mind, and our thoughts are with those infected by the virus, we understand that the resultant market volatility has intensified the uncertainty of the current environment. It is my privilege to lead Annaly at this critical juncture, having been named as Annaly’s CEO and a member of the Board in March 2020. As I joined the Company in 2013 and have served as Chief Investment Officer since 2016, I am keenly aware of Annaly’s legacy of strong financial performance, which has endured through significant market and economic upheaval for over 20 years. While delivering industry-leading returns has always been, and will always be, a driving force at Annaly, I am equally proud of the relationships the Firm has cultivated – with our shareholders, our employees, our business partners and our communities. These relationships have never been as important as they are now.

Annaly’s Board and management team are deeply committed to listening and responding to the feedback and priorities of all stakeholders. Every year, we invite our employees to participate in an anonymous engagement survey, with the aim of creating an open and honest forum that allows the Company to identify strengths, key themes and targeted areas for improvement. Annaly’s highly engaged employees are the Company’s greatest asset. Like many of you, our employees are working from home to best protect our families and communities. The collaboration, ingenuity and drive of our team as we navigate the new normal inspires me daily. Our Board is similarly committed to the future of this Company, and while we haven’t been able to gather together in person in recent weeks, we stay in close communication.

Despite the challenges of recent events, Annaly is focused on continuing to engage with shareholders through a wide range of virtual mediums. The views and concerns of our shareholders have contributed to the adoption of a number of best-in-class practices over the last few years, including amending our bylaws to declassify the Board to provide shareholders with an annual vote on Director elections. Annaly’s commitment to accountability and transparency to our shareholders is perhaps best exemplified by our recently announced decision to internalize the Company’s management function and transition from an externally-managed REIT to an internally-managed REIT. The Internalization, which is expected to close in the second quarter of 2020, will further align incentives between management and shareholders and provide an opportunity for incremental cost control and operating flexibility.

The decision to internalize reflects the shared commitment of the Board and management to the long-term interests of our Company and our shareholders. I am incredibly grateful to Annaly’s outstanding management team, particularly to Glenn Votek, the Company’s former Chief Financial Officer who served as Interim Chief Executive Officer prior to my appointment and now serves as a Senior Advisor to the Company and a continuing member of our Board. I am equally indebted to the Company’s other Directors for their insight, guidance and support, including Jonathan Green, who is stepping down from the Board following the Annual Meeting after many years of exemplary service, Thomas Hamilton, who served as the Company’s Independent Board Chair during the CEO transition period, and Michael Haylon, who has agreed to serve as Independent Board Chair at this historic time. The Board’s unwavering confidence in Annaly’s management team and our strategy has enabled the Company to achieve compelling results in challenging operating environments – which is a tradition we take seriously.

I would also like to thank each of the 180+ Annaly employees whose unique and diverse expertise and perspectives have powered the Company’s success and created our indelible culture. We believe that culture begins with mission and at Annaly being a responsible steward of capital is an important part of that mission. Through our investment strategy, Annaly finances housing across the country, supports the vitality of local communities and strengthens the long-term growth of the economy. This commitment abides through all market and economic cycles.

While much has changed since our last Annual Meeting of Shareholders, our focus on delivering strong results and sustainable, long-term growth for our shareholders has not. We hope that you’ll join us for this year’s Annual Meeting, which will be conducted via an inclusive and interactive virtual meeting format. We invite you to submit any questions you may have through our pre-meeting shareholder forum or at the Annual Meeting and to communicate with us at any time through the avenues outlined in the Investors section of our website. We know that it is with your continued partnership and support that we will emerge as a stronger and more resilient Company than before.

Sincerely,

David L. Finkelstein

Chief Executive Officer & Chief Investment Officer

April 8, 2020

Notice of Annual Meeting of Stockholders

To the Stockholders of Annaly Capital Management, Inc.:

Annaly Capital Management, Inc., a Maryland corporation (“Annaly” or the “Company”), will hold its annual meeting of stockholders (the “Annual Meeting”) on May 20, 2020, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/NLY2020:

1.  Elect eight Directors for a term of one year each as set forth in the accompanying Proxy Statement;

2.  Approve, on an advisory basis, the Company’s executive compensation, as described in the Proxy Statement;

3.  Approve the Company’s 2020 Equity Incentive Plan;

4.  Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

5.  Consider an advisory stockholder proposal regarding stockholder action by written consent.

The Company will also transact any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Only common stockholders of record at the close of business on March 23, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting and any postponements or adjournments thereof.

Your vote is very important. Please exercise your right to vote.

The Company’s Board of Directors (“Board”) is soliciting proxies in connection with the Annual Meeting. The Company is sending the Notice of Internet Availability of Proxy Materials (“Notice”), or a printed copy of the proxy materials, as applicable, commencing on or about April 8, 2020.

To view the Proxy Statement and other materials about the Annual Meeting, go to www.proxydocs.com/NLY or www.proxyvote.com.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. The Company believes that the virtual meeting format allows enhanced participation of, and interaction with, our global stockholder base, while also being sensitive to the public health and travel concerns that our stockholders may have in light of the COVID-19 pandemic. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares electronically from your home or any remote location with Internet connectivity. You may also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. The Company will respond to as many inquiries at the Annual Meeting as time allows.

An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-877-328-2502. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot ask questions or vote from such audio broadcast. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

By Order of the Board of Directors,

Anthony C. Green

Chief Corporate Officer, Chief Legal Officer and Secretary

April 8, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2020.

The Company’s Proxy Statement and 2019 Annual Report to Stockholders are available at www.proxyvote.com.

Proxy Summary

This summary contains highlights about the Company and the Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting, and the Company encourages you to read the entire Proxy Statement and the Company’s 2019 Annual Report on Form 10-K carefully before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	Wednesday, May 20, 2020 at 9:00 a.m. (Eastern Time)

PLACE:	www.virtualshareholdermeeting.com/NLY2020

RECORD DATE:	Close of business on March 23, 2020

VOTING:	Stockholders are able to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; by completing and returning their proxy card; or online at the Annual Meeting

VOTING MATTERS
	Board Vote Recommendation	Page Number
Proposal No. 1: Election of Directors	FOR each Director nominee	11

Proposal No. 2: Approval, on an advisory basis, of the Company’s executive compensation	FOR	34

Proposal No. 3: Approval of the Company’s 2020 Equity Incentive Plan	FOR	38

Proposal No. 4: Ratification of the appointment of Ernst & Young LLP for the year ending December 31, 2020	FOR	46

Proposal No. 5: Consideration of advisory stockholder proposal regarding stockholder action by written consent	N/A	48

VOTING Stockholders may vote by

INTERNET www.proxyvote.com

TELEPHONE 1-800-690-6903

MAIL completing and returning their proxy card

ONLINE at the Annual Meeting INFORMATION www.proxydocs.com/NLY

PARTICIPATE IN THE ANNUAL MEETING

The virtual meeting will be available to stockholders across the globe via any Internet-connected device and has been designed to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to make statements and ask questions. This approach is sensitive to public health and travel concerns related to the COVID-19 pandemic, aligns with the Company’s broader sustainability goals and reduces costs for both the Company and its stockholders.

You are entitled to participate and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NLY2020. An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-877-328-2502. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Stockholders can access Annaly’s interactive pre-meeting forum, where you can submit questions in advance of the Annual Meeting and view copies of the Company’s proxy materials, by visiting www.proxyvote.com.

ANNALY AT A GLANCE

NLY New York Stock Exchange (“NYSE”) Traded	1997 Initial Public Offering	mREIT Largest mREIT in the world(1)

INTERNALIZATION

The Company has been externally-managed by Annaly Management Company LLC (the “Manager”) since July 2013. On February 12, 2020, the Company announced the signing of a definitive agreement pursuant to which it will acquire the Manager, and transition from an externally-managed REIT to an internally-managed REIT (the “Internalization”).(2) Pursuant to the agreement (the “Internalization Agreement”), the Company will acquire the equity interests of the Manager and its affiliates, which are owned by certain of the Company’s current executive officers, for a nominal cash purchase price ($1.00). The Internalization underscores the Company’s commitment to further align the interests of management and stockholders and demonstrates the Company’s continued efforts toward enhanced governance practices that incorporate the views of long-term stockholders. The Internalization is expected to close during the second quarter of 2020.

Key Transaction Highlights

∎  Alignment of interests: Enables stronger alignment of incentives between management and stockholders and eliminates any potential conflicts of interest inherent in an external management structure.

∎  Enhanced governance and transparency: Strengthens the Company’s commitment to robust governance practices with stockholders benefitting from increased transparency and disclosure around executive compensation.

∎  Nominal cash purchase price and no termination fees: The Company will not pay any termination fees to the Manager in connection with the Internalization and none of the executive officers will receive compensation in connection with their ownership of the Manager.

∎  Long-term cost savings: The Internalization is expected to create cost savings from economies of scale and provide an opportunity for incremental cost control and operating flexibility, leading to potential long-term earnings accretion. The Company expects to benefit from these cost savings starting in 2021.

∎  Continuity of management team: All employees of the Manager at closing of the Internalization will become employees of the Company.

∎  Expansion of potential investor universe: An internal management structure may allow for greater diversity of the Company’s stockholder base.

RECENT OPERATING ACHIEVEMENTS

Performance	Governance	Dividends

14% economic return in 2019 - highest annual return since 2014(3)	CEO / Chair separated the roles of CEO and Chair of the Board; appointed an Independent Board Chair	$1.7 billion of common and preferred dividends declared in 2019

Diversification	Management Structure	Optionality

$4.6 billion of originations and purchases across Annaly’s three credit businesses in 2019(4)	Internalization agreement announced in February 2020 with expected closing in Q2 2020(2)	38 available investment options is nearly 3x more than in 2013

Financing	Thought Leadership	Capital Raising

$2.9 billion in residential whole loan securitizations across seven transactions since the beginning of 2019(5)	GSE Reform joint study co-authored with Barclays’ Head of Macro Research(6)	$1.2 billion of common equity raised in 2019, inclusive of $223.2 million of shares repurchased during the year(7)

Note: For footnoted information, please refer to “Annaly at a Glance, Internalization & Recent Operating Achievements” in Endnotes section.

ANNALY’S DIVERSIFIED SHARED CAPITAL MODEL

Diversification is a key component of the Annaly strategy, which has four distinct investment groups. The Company’s diversification strategy is designed to achieve stable risk-adjusted returns and book value performance over various interest rate and economic cycles by pairing shorter duration floating-rate credit loans and securities with the Company’s longer duration, fixed-rate agency portfolio.

The Company has 38 investment options across its four investment groups, which is nearly three times more than in 2013. While managing investment decisions, the Company combines a robust capital allocation process with careful risk management. This process enables Annaly to take advantage of market fluctuations and inefficiencies and rotate into credit markets when dislocations occur and pricing is attractive on a risk-adjusted, relative value basis.

Number of Available Investment Options

Note: For footnoted information, please refer to “Annaly’s Diversified Shared Capital Model” in Endnotes section.

DELIVERING SIGNIFICANT VALUE FOR STOCKHOLDERS

$20 billion of common and preferred dividends declared since Annaly’s IPO(1)	23 years of delivering yield to stockholders	$1.7 billion of common and preferred dividends declared in 2019

Since inception, Annaly has declared $20 billion in cumulative common and preferred dividends to stockholders, returning significant value to stockholders.

THE MANAGER’S 2019 EXECUTIVE COMPENSATION PROGRAM

Until the closing of the Internalization, as during all of 2019, the Company will continue to be externally-managed by the Manager through the authority delegated to it in the Management Agreement. Pursuant to the Management Agreement, the Company pays the Manager a management fee, the purpose of which is not to provide compensation to the Manager’s employees (including the named executive officers or “NEOs”), but rather to compensate the Manager for the services it provides for the day-to-day management of the Company. In 2019, the Manager used a portion of the proceeds from its management fees to pay compensation to the NEOs other than the Company’s former Chairman, Chief Executive Officer and President (who did not receive any compensation for serving in these roles, but had an ownership interest in the management fees until his departure from the Company and the Manager in November 2019).

Upon closing of the Internalization, all employees of the Manager will become employees of the Company, the Company will no longer pay a management fee to the Manager, and the Company going forward will pay the compensation of all employees, including the NEOs. While the Compensation Committee of the Board will review and approve the Company’s executive compensation program following the closing of the Internalization, the Manager made all compensation determinations for the NEOs in 2019 without any direction by the Compensation Committee or the Board and without reference to any specific policies or programs under their oversight. As an internally-managed company, the Company will provide detailed disclosure about its executive compensation program, including compensation tables and related narrative disclosure, in future proxy statements.

Note: For footnoted information, please refer to “Delivering Significant Value for Stockholders” in Endnotes section.

For 2019, the Manager has provided the following information about its executive compensation program to enable the Company’s stockholders to make an informed Say-on-Pay vote:

∎  With respect to 2019(1), the NEOs as a group received aggregate salaries of $3.0 million and aggregate performance-based incentive bonuses of $28.5 million from the Manager. These amounts collectively represent 16.4% of the aggregate management fees and reimbursements the Company paid to the Manager for 2019.

∎  On an aggregated basis, the NEOs received 9.5% of their total compensation in the form of base salaries and the remaining 90.5% in the form of performance-based incentive bonuses.

∎  In determining the cash bonuses it paid to the NEOs for 2019, the Manager considered achievement of both rigorous Company performance metrics(2), including core return on equity, core return on assets and operating expenses as a percentage of average equity and as percentage of average assets, along with group and individual performance objectives.

For additional information about the Manager, the management agreement and executive compensation, see “Certain Relationships and Related Party Transactions,” “Compensation Paid by the Manager to the Named Executive Officers” and “Compensation Discussion and Analysis.”

THE COMPANY’S 2020 EQUITY INCENTIVE PLAN

Stockholders are being asked to vote on a proposal to approve the adoption of the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). As no new awards were permitted to be made under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) after March 22, 2020, the tenth anniversary of the 2010 Plan’s adoption by the Board, the Company desires a new vehicle for making equity compensation awards. Following the closing of the Internalization, the Board expects that the 2020 Plan will be a critical part of the internally-managed Company’s compensation program for executive officers and employees as it believes that equity awards align employee and stockholder interests, link employee compensation to Company performance and support the Company’s ownership culture.

Highlights of the 2020 Plan include:

∎

No Liberal Share Counting. No “liberal share counting provisions” – i.e., the ability to re-use shares tendered or surrendered to pay the exercise price or tax obligation of grants or the “net counting” of shares for exercises of stock options or stock appreciation rights (“SARs”). The only share re-use provisions are for awards that are canceled or forfeited or for awards settled in cash.

∎

No Single-Trigger Acceleration, “Liberal” Change in Control Definition, or Excise Tax Gross-ups. No automatic acceleration and vesting of awards in connection with a change in control of the Company. Vesting of awards that are assumed or replaced in a change in control will accelerate only if an employee’s employment is also terminated without cause or by the employee with good reason within two years after the change in control. The 2020 Plan also does not include a “liberal” change in control definition, or provide change in control excise tax gross-ups.

∎	No Discounted Awards. Awards that have an exercise price or base value cannot be granted with an exercise price or base value less than the fair market value on the grant date.

∎	No Evergreen Provision. No evergreen feature under which the shares authorized for issuance under the 2020 Plan can be automatically replenished.

∎	No Repricing of Stock Options or SARS. No repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without stockholder approval.

∎

No Dividend Payouts on Unvested Awards. No dividends or dividend equivalents on unvested awards will be paid until those awards are earned and vested. No dividend equivalents will be paid with respect to stock options or SARs.

∎	Awards are Subject to Clawback. Awards are subject to any written recoupment or clawback policy adopted by the Board, including the Company’s Compensation Recovery (Clawback) Policy.

∎	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is ten years.

∎	Transferability. The 2020 Plan prohibits the transfer of awards, except in the context of death or otherwise required by law.

∎

Director Award Limits. The 2020 Plan contains annual limits on the amount of awards that may be granted to a participant who is a member of the Board but who is not an officer or employee (a “Non-Employee Director”).

Note: For footnoted information, please refer to “The Manager’s 2019 Executive Compensation Program” in Endnotes section.

STOCKHOLDER OUTREACH AND RESULTS OF 2019 SAY-ON-PAY VOTE

100% of top 100 institutional investors included in 2019-2020 outreach efforts	~90% of all institutional investors included in 2019-2020 outreach efforts	100+ one-on-one meetings with stockholders across the U.S., Canada and Europe since 2019

The Company is committed to ongoing engagement with both retail and institutional stockholders through a wide range of mediums, including: in-person meetings, conferences, phone calls and electronic communication. Following the results of Annaly’s 2019 advisory resolution on executive compensation (commonly known as a “Say-on-Pay” vote), which received support from over 83% of votes cast, the Company has continued its multi-pronged stockholder outreach campaign to solicit feedback on a number of issues, including (i) the Company’s management structure and compensation disclosure, (ii) the leadership structure of the Board, (iii) the Company’s stockholder rights framework, and (iv) the Company’s corporate responsibility and environmental, social and governance (“ESG”) initiatives.

Annaly’s stockholder engagement efforts generated significant feedback for both the Board and management and have resulted in a number of enhancements to the Company’s management structure and its corporate governance, corporate responsibility and compensation practices and disclosures over the last few years. Annaly’s stockholders have been extremely instrumental to, and supportive of, these governance and disclosure enhancements and the Company looks forward to continuing to find innovative ways to engage over the course of 2020 and beyond.

The Company’s stockholder outreach is complemented by related initiatives, including:

∎  Analysis of market governance and compensation practices at peer companies

∎  Advice from external advisors, including governance and compensation consultants, Board search firms and proxy solicitors

∎  Attendance at investor conferences

∎  Discussions with proxy advisory services and corporate governance research firms

2019-2020 STOCKHOLDER ENGAGEMENT EFFORTS

WHAT THE COMPANY HEARD	WHAT THE COMPANY DID
Optimize Management Structure

∎  A Special Committee of the Board comprised exclusively of Independent Directors was formed to review, evaluate and consider alternatives regarding the Company’s external management structure

∎  Following this review, in February 2020, the Special Committee unanimously recommended, and the Board unanimously approved, the acquisition of the Manager and the internalization of the Company’s management function

∎  The Internalization, which is expected to close in the second quarter of 2020, should enable stronger alignment of incentives between management and stockholders and enhance the Company’s transparency and disclosure around executive compensation

Enhance Board Leadership Structure

∎  In November 2019, the Board separated the roles of chief executive officer (“CEO”) and Chair of the Board and appointed an Independent Chair of the Board

∎  Separation of these roles reflects the Board’s commitment to independent leadership and is associated with long-term stockholder value and oversight of executive compensation

Continue to Focus on Board Diversity

∎  Formalized existing Board practice by amending the Corporate Governance Guidelines to reflect the Board’s commitment to seeking out highly qualified women and minority candidates, as well as taking into account other factors that promote principles of diversity

Refine Director Over-boarding Policy

∎  In response to revised policies and commentary from leading institutional investors and the considerable time commitment and responsibilities associated with board and committee service, the Board has revised its Director “over-boarding” policy

∎  Revised policy further limits the number of outside boards on which Directors can serve:

–  Directors should not serve on more than three other public company boards in addition to the Company’s Board

–  Directors who also serve as CEOs or hold equivalent positions at other companies should not serve on more than one other public company board in addition to the Company’s Board

BOARD COMPOSITION, STRUCTURE AND REFRESHMENT

The Nominating/Corporate Governance (“NCG”) Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Newer Directors offer fresh ideas and perspectives, while deeply experienced Directors bring extensive knowledge of the Company’s complex operations. The NCG Committee annually evaluates its overall composition and rigorously evaluates individual Directors to ensure a continued match of their skill sets and projected tenure against the needs of the Company. For additional information about individual Director’s qualifications and experience, please see the Director biographies beginning on page 12 .	12 or 73 Independent Directors may not stand for re-election upon the earlier of 12 years of service or their 73rd birthday

2021 all Directors will stand for annual election commencing with the 2021 Annual Meeting

Continuing Director(1) Diversity

Skill / Experience Summary of Continuing Directors(1)

Over the last few years, the Board had adopted a number of enhancements that are intended to result in regular Board refreshment. In December 2018, the Company announced that the Board had amended the Company’s bylaws to declassify the Board beginning with the 2019 annual meeting of stockholders (“2019 Annual Meeting”) with all Directors standing for annual election commencing with the 2021 annual meeting of stockholders (“2021

Note: For footnoted information, please refer to “Board Composition, Structure and Refreshment” in Endnotes section

Annual Meeting”). At the same time, the Company disclosed that the Board had adopted an enhanced refreshment policy requiring that Independent Directors may not stand for re-election following the earlier of their 12th anniversary of Board service or their 73rd birthday. In extraordinary circumstances, the Board may determine that an Independent Director may stand for re-election after having reached such age or term limit for up to three additional one-year terms.

ENVIRNOMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

As a responsible steward of capital, Annaly takes into account ESG factors that contribute to the Company’s ability to drive positive impacts and deliver attractive risk-adjusted returns over the long term. The Company integrates ESG considerations into its overall strategy and provides information in six key areas: corporate governance, human capital, responsible investments, risk management, ethics and integrity and the environment.

Corporate Governance	Human Capital	Responsible Investments
Annaly is committed to maintaining robust governance practices that benefit the long-term interests of its investors.	Annaly’s people are its greatest asset and the Company is committed to promoting its employees’ engagement, development and full potential.	Annaly finances housing across the country and supports the vitality of local communities and the economy through its investments.

Risk Management	Ethics and Integrity	Environment
Annaly’s risk management framework is intended to facilitate a holistic, enterprise wide view of risk that supports a strong and collaborative risk management culture across the firm.	Annaly strives to conduct its business in accordance with the highest ethical standards.	Annaly promotes sustainable and environmentally friendly practices that reduce energy use, decrease waste, increase recycling and lower water consumption in the Company’s daily operations.

Corporate Governance at Annaly

The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders, which include:

DIRECTOR INDEPENDENCE AND OVERSIGHT

∎  Separate CEO and Independent Chair of the Board

∎  Majority of Directors are Independent

∎  Regular executive sessions of Independent Directors

∎  Independent key Board Committees (Audit, Compensation and NCG)

∎  Board oversees a succession plan for the CEO and other senior executives

BOARD REFRESHMENT AND DIVERSITY

∎  Board refreshment policy triggered upon earlier of 12 years of service or 73rd birthday

–  55% of Continuing Directors(1) have tenure of less than 5 years

∎  Board is committed to seeking out highly qualified women and minority candidates, as well as taking into account other factors that promote principles of diversity

–  45% of Continuing Directors(1) are women

–  66% of Key Committee(2) leadership positions are held by women

DIRECTOR QUALIFICATIONS AND EVALUATION

∎  Annual Board, Committee and individual Director self-evaluations with periodic use of an external facilitator

∎  Comprehensive Board succession planning process

∎  Revised over-boarding policy limits the number of outside public company boards, other than Annaly, on which Directors can serve to three other boards for non-CEOs and one other board for sitting CEOs

∎  Multiple Audit Committee financial experts

STOCKHOLDER RIGHTS AND ENGAGEMENT

∎  All Directors will be elected annually by 2021 Annual Meeting

∎  Majority vote standard for uncontested elections

∎  Annual stockholder advisory vote on executive compensation

∎  Majority voting to approve amendments to the Company’s charter and bylaws

∎  Virtual meeting format enables participation from global stockholder base

∎  Stockholders can submit questions for the Annual Meeting through an interactive pre-meeting forum

CORPORATE RESPONSIBILITY & ESG

∎  Board created Corporate Responsibility Committee in 2017

∎  Included in the 2020 Bloomberg Gender-Equality Index for the third consecutive year

∎  Created executive role to lead the Company’s Corporate Responsibility initiatives

∎  Added extensive disclosure on Corporate Responsibility and ESG efforts to corporate website

∎  Established cross-functional Sustainability Leadership Team in 2020

Note: For footnoted information, please refer to “Corporate Governance at Annaly” in Endnotes section.

PROPOSAL 01

Election of Directors

Consistent with its commitment to strong corporate governance practices, the Board is in the process of implementing a declassified Board structure. At the Annual Meeting, stockholders will vote to elect eight nominees to serve as Directors (Francine J. Bovich, Katie Beirne Fallon, David L. Finkelstein, Thomas Hamilton, Kathy Hopinkah Hannan, John H. Schaefer, Glenn A. Votek and Vicki Williams), whose one-year terms will expire at the 2021 Annual Meeting and when their respective successors are duly elected and qualify. Directors elected at the annual meeting of stockholders in 2018 will not be voted upon at the Annual Meeting and will serve out the remainder of their three-year terms, which also expire at the 2021 Annual Meeting. All Directors will stand for annual election beginning with the 2021 Annual Meeting. The table below provides summary information about each of the Directors other than Jonathan D. Green, who has not been renominated as a Director in line with the Board’s refreshment policy. The Company and the Board wish to express their gratitude to Mr. J. Green for his many years of dedicated service on the Board.

The Board has nominated and recommends a vote FOR each of Francine J. Bovich, Katie Beirne Fallon, David L. Finkelstein, Thomas Hamilton, Kathy Hopinkah Hannan, John H. Schaefer, Glenn A. Votek and Vicki Williams as Directors, with each to hold office until the 2021 Annual Meeting, and until their respective successors are duly elected and qualify. Unless you specify a contrary choice, the persons named in the enclosed proxy will vote in favor of these nominees. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Name	Age	Principal Occupation	Independent	Committees
Director Nominees Standing for One-Year Terms
Francine J. Bovich	68	Former Managing Director Morgan Stanley Investment Management	Yes	NCG (Chair) CR

Katie Beirne Fallon	44	Global Head of Corporate Affairs Hilton Worldwide Holdings Inc.	Yes	CR NCG

David L. Finkelstein	47	Chief Executive Officer & Chief Investment Officer Annaly Capital Management, Inc.	No

Thomas Hamilton	52	President and Chief Executive Officer Construction Forms, Inc.	Yes	Audit Risk

Kathy Hopinkah Hannan	58	Former National Managing Partner, Global Lead Partner KPMG LLP	Yes	Audit (Chair) NCG

John H. Schaefer	68	Former President and Chief Operating Officer Morgan Stanley Global Wealth Management	Yes	Risk (Chair) Audit Compensation

Glenn A. Votek	61	Senior Advisor Annaly Capital Management, Inc.	No

Vicki Williams	47	Chief Human Resources Officer NBCUniversal	Yes	Audit Compensation

Directors Whose Current Terms Expire in 2021
Wellington J. Denahan†	56	Former Executive Chairman and Co-Founder Annaly Capital Management, Inc.	No	CR Risk

Michael Haylon*	62	Managing Director and Head of Conning North America Conning, Inc.	Yes	Audit Risk

Donnell A. Segalas	62	Chief Executive Officer and Managing Partner Pinnacle Asset Management, L.P.	Yes	Compensation (Chair) CR, NCG

“NCG” refers to the Nominating/Corporate Governance Committee and “CR” refers to the Corporate Responsibility Committee.

†	Vice Chair of the Board.
*	Independent Chair of the Board.

DIRECTOR NOMINEES STANDING FOR ONE-YEAR TERMS

Francine J. Bovich
Director since 2014 Committees NCG (Chair), CR	Ms. Bovich has over 30 years of investment management experience lastly serving as a Managing Director of Morgan Stanley Investment Management from 1993 to 2010. Since 2011, Ms. Bovich has been a trustee of The Bradley Trusts. Ms. Bovich has also served as a board member of The BNY Mellon Family of Funds (formerly known as The Dreyfus Family of Funds) since 2012, and serves as a board member of a number of registered investment companies within the fund complex. These funds represent a broad scope of investment strategies including equities (U.S., non-U.S., global and emerging markets), taxable fixed income (U.S., non-U.S., global and emerging markets), municipal bonds, and cash management. From 1991 through 2005, Ms. Bovich served as the U.S. Representative to the United Nations Investment Committee, which advised a global portfolio of approximately $30 billion. Ms. Bovich is a member of the Economic Club of New York and an emeritus trustee of Connecticut College and chair of the Investment Sub-Committee for its endowment. Ms. Bovich received a B.A. in Economics from Connecticut College and a M.B.A. in Finance from New York University.

Director Qualification Highlights
The Board believes that Ms. Bovich’s qualifications include her significant investment management experience and her experience serving as a trustee and board member.

Katie Beirne Fallon
Director since 2018 Committees NCG, CR	Ms. Fallon has served as Global Head of Corporate Affairs for Hilton Worldwide Holdings Inc. (“Hilton”), a multinational hospitality company, since November 2016, where she is responsible for managing the company’s communications, government relations and corporate responsibility efforts. Prior to Hilton, from 2014 to 2016, Ms. Fallon was Senior Advisor and Director of Legislative Affairs for President Obama. Before becoming the President’s chief liaison to Capitol Hill, Ms. Fallon served from May 2013 to December 2013 as President Obama’s Deputy Communications Director at the White House where she devised and executed communications strategies for the President to promote his economic agenda across the country. From 2011 until May 2013, Ms. Fallon was the Staff Director of the Senate Democratic Policy and Communications Center in the U.S. Congress. Ms. Fallon’s prior roles in government and politics include Legislative Director to Senator Chuck Schumer (D-NY), Deputy Staff Director of the Joint Economic Committee and Policy Director at the Democratic Senatorial Campaign Committee. Ms. Fallon received a B.A. in Government and International Studies from the University of Notre Dame and as a Marshall Scholar received a M.A. in Conflict Regulation from Queen’s University Belfast, Northern Ireland and a M.Sc. in Comparative Politics from the London School of Economics.

Director Qualification Highlights

The Board believes that Ms. Fallon’s qualifications include her significant experience in serving at a senior executive level with a multinational public company and her experience serving as a top leadership aide in the highest levels of the U.S. government.

David L. Finkelstein
Director since 2020	Mr. Finkelstein has served as Chief Executive Officer of the Company since March 2020 and as Chief Investment Officer since November 2016. Previously, Mr. Finkelstein served as the Company’s Chief Investment Officer, Agency and RMBS beginning in February 2015 and as the Company’s Head of Agency Trading beginning in August 2013. Prior to joining the Company in 2013, Mr. Finkelstein served for four years as an Officer in the Markets Group of the Federal Reserve Bank of New York where he was the primary strategist and policy advisor for the MBS purchase program. Mr. Finkelstein has over 20 years of experience in fixed income investment. Prior to the Federal Reserve Bank of New York, Mr. Finkelstein held Agency MBS trading positions at Salomon Smith Barney, Citigroup Inc. and Barclays PLC. Mr. Finkelstein received his B.A. in Business Administration from the University of Washington and his M.B.A. from the University of Chicago, Booth School of Business. Mr. Finkelstein also holds the Chartered Financial Analyst® designation.

Director Qualification Highlights

The Board believes that Mr. Finkelstein’s qualifications include his deep expertise in fixed income investments, his experience serving as the Company’s Chief Executive Officer and Chief Investment Officer and his extensive markets and policy experience.

Thomas Hamilton
Director since 2019 Committees Audit, Risk	Mr. Hamilton has served as the President, Chief Executive Officer and Owner of Construction Forms, Inc., an industrial manufacturing company, since 2013. Prior to his current position, Mr. Hamilton spent 24 years in a number of leadership positions in the financial industry. Most recently, Mr. Hamilton served as a Strategic Advisor to the Global Head of Fixed Income, Currencies and Commodities at Barclays Capital in New York. Mr. Hamilton’s prior roles at Barclays include serving as the Global Head of Securitized Product Trading and Banking, in which capacity he was responsible for the build out of Barclays’ Global Securitized Product businesses, and as the Head of Municipal Trading and Investment Banking. Prior to Barclays, Mr. Hamilton held various Managing Director roles at Citigroup, Inc. and Salomon Brothers, Inc., where he began his career. Mr. Hamilton also serves as Chairman of the Board of Chondrial Therapeutics, Inc., a biotech company he started to cure a rare neurodegenerative disease called Friedreich’s Ataxia. He is also a Director of the Friedreich’s Ataxia Research Alliance, along with Co-Founder of his own charitable scientific effort, the CureFA Foundation. Mr. Hamilton received a B.S. in Finance from the University of Dayton.

Director Qualification Highlights
The Board believes that Mr. Hamilton’s qualifications include his expertise in fixed income, mortgage-related assets, strategies and markets and significant leadership experience.

Kathy Hopinkah Hannan, PhD, CPA
Director since 2019 Committees Audit (Chair), NCG	Dr. Hannan is a former Global Lead Partner, National Managing Partner and Vice Chairman of KPMG, LLP, the U.S. member firm of the global audit, tax and advisory services firm KPMG International. Dr. Hannan has over 30 years of industry experience and held numerous leadership roles during her distinguished career with KPMG. From 2015 until her 2018 retirement, Dr. Hannan served as Global Lead Partner, Senior Advisor for KPMG’s Board Leadership Center and National Leader Total Impact Strategy. Dr. Hannan also served as the Midwest Area Managing Partner for KPMG’s Tax Services from 2004 to 2009. Subsequent to that role, from 2009 to 2015, Dr. Hannan served as the National Managing Partner of Diversity and Corporate Responsibility. While at KPMG, Dr. Hannan also founded the KPMG Women’s Advisory Board. In addition to her roles at KPMG, as a Native American Indian and member of the Ho-Chunk Nation Tribe, Dr. Hannan served on President George W. Bush’s National Advisory Council on Indian Education. Currently, Dr. Hannan serves on the board of directors of Otis Elevator Co., as Chairman of the Board & National President for Girl Scouts of the USA, is a member of the Board of Trustees and Executive Committee of the Smithsonian National Museum of the American Indian, is a Trustee of the Committee for Economic Development in Washington D.C. and is an active member of Women Corporate Directors. Dr. Hannan received a Ph.D. in Leadership Studies from Benedictine University and a B.A. from Loras College. She is also a graduate of the Chicago Management Institute at the University of Chicago, Booth School of Business and the Institute of Comparative Political & Economic Systems at Georgetown University.

Director Qualification Highlights

The Board believes that Dr. Hannan’s qualifications include her expertise in financial, tax and accounting matters as well as her significant experience in enterprise sustainability, corporate governance and organizational effectiveness.

John H. Schaefer
Director since 2013 Committees Risk (Chair), Audit, Compensation	Mr. Schaefer has over 40 years of financial services experience including serving as a member of the management committee of Morgan Stanley from 1998 through 2005. He was President and Chief Operating Officer of the Global Wealth Management division of Morgan Stanley from 2000 to 2005. Mr. Schaefer was Executive Vice President and Chief Strategic and Administrative Officer of Morgan Stanley from 1998 to 2000. From 1997 to 1998, he was Managing Director and Head of Strategic Planning and Capital Management. Prior to the 1997 merger of Dean Witter, Discover and Morgan Stanley, Mr. Schaefer was Executive Vice President, Investment Banking and Head of Corporate Finance at Dean Witter, a position he had held since 1991. He began his investment banking career at E.F. Hutton & Company in 1976. Mr. Schaefer served as a board member and chair of the audit committee of USI Holdings Corporation from 2008 through 2012. He received a B.B.A. in Accounting from the University of Notre Dame and a M.B.A. from the Harvard Graduate School of Business.

Director Qualification Highlights

The Board believes that Mr. Schaefer’s qualifications include his broad financial services management experience, including management of strategic planning, capital management, human resources, internal audit and corporate communications, as well as his board and audit committee experience.

Glenn A. Votek
Director since 2019	Glenn A. Votek has served as Senior Advisor to the Company since March 2020. Previously, Mr. Votek served as the Company’s Interim CEO and President from November 2019 until March 2020 and as its Chief Financial Officer from August 2013 through December 2019. Mr. Votek has over 30 years of experience in financial services. Prior to joining the Company in 2013, Mr. Votek was an Executive Vice President and Treasurer at CIT Group since 1999 and also President of Consumer Finance since 2012. Prior to that, he worked at AT&T and its finance subsidiary from 1986 to 1999 in various financial management roles. Mr. Votek holds a B.S. in Finance and Economics from Kean University/University of Arizona, a M.B.A in Finance from Rutgers University and attended the Executive Education Program of the Colgate W. Darden Graduate School of Business Administration at the University of Virginia.

Director Qualification Highlights

The Board believes that Mr. Votek’s qualifications include his extensive knowledge of the Company’s operations and assets through his tenures as the Company’s former Interim CEO and President and former Chief Financial Officer, his significant leadership experience and his financial and accounting expertise.

Vicki Williams
Director since 2018 Committees Audit, Compensation	Ms. Williams has 20 years of compensation and governance experience. Ms. Williams has served as Chief Human Resources Officer for NBCUniversal, a multinational media conglomerate, since July 2018, where she is responsible for the company’s global human resources function, including compensation, benefits, development and learning, talent acquisition, executive search, HR systems, and the HR service center. Ms. Williams previously served as Senior Vice President, Compensation, Benefits and HRIS at NBCUniversal beginning in 2011. Prior to joining NBCUniversal, Ms. Williams was a Partner with Pay Governance LLC and a Principal with Towers Perrin (now Willis Towers Watson). Ms. Williams received a B.S. in Education with a concentration in mathematics education and a M.B.A. with a concentration in finance and quantitative statistics, each with honors from the University of Georgia.

Director Qualification Highlights

The Board believes that Ms. Williams’ qualifications include her broad human resources, executive compensation and governance experience, including serving as chief human resources officer at a multinational company and as an external compensation consultant.

DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2021

Wellington J. Denahan
Director since 1997 Committees CR, Risk Vice Chair of the Board	Ms. Denahan co-founded the Company in 1996 and has served as a Director since the Company’s initial public offering. Until December 2017, Ms. Denahan served as Chairman of the Board of the Company (from November 2012) and Executive Chairman of the Company (from September 2015). Previously, Ms. Denahan served as CEO of the Company from November 2012 to September 2015 and as Co-Chief Executive Officer of the Company from October 2012 to November 2012. Ms. Denahan was the Company’s Chief Operating Officer from January 2006 to October 2012 and Chief Investment Officer from 2000 to November 2012. Ms. Denahan received a B.S. in Finance from Florida State University.

Director Qualification Highlights

The Board believes that Ms. Denahan’s qualifications include her significant oversight experience related to fixed income trading operations through years of serving as the Company’s Chief Operating Officer and Chief Investment Officer, her industry experience and expertise in the mortgage-backed securities markets, and her operational expertise, including her service as the Company’s former CEO.

Michael Haylon
Director since 2008 Committees Audit, Risk Independent Chair of the Board	Mr. Haylon has served as Managing Director and Head of Conning North America at Conning, Inc., a global provider of investment management solutions, services and research to the insurance industry, since June 2018. Mr. Haylon has served as a Managing Director at Conning, Inc. since January 2012 and previously served as Head of Asset Management Sales, Products and Marketing from December 2014 until June 2018 and as Head of Investment Products from January 2012 until December 2014. From September 2010 to December 2011, Mr. Haylon served as Head of Investment Product Management at General Re – New England Asset Management. He was Chief Financial Officer of the Phoenix Companies, Inc. from 2004 until 2007, and Executive Vice President and Chief Investment Officer of the Phoenix Companies in 2002 and 2003. From 1995 until 2002, he held the position of Executive Vice President of Phoenix Investment Partners, Ltd., and President of Phoenix Investment Counsel, where he was responsible for the management and oversight of $25 billion in closed-end and open-end mutual funds, corporate pension funds and insurance company portfolios. Mr. Haylon has previously served on the boards of Aberdeen Asset Management and Phoenix Investment Partners. Mr. Haylon received a B.A. from Bowdoin College and a M.B.A. from the University of Connecticut.

Director Qualification Highlights

The Board believes that Mr. Haylon’s qualifications include his significant leadership and management experience from his years of management and oversight of large financial asset portfolios, his prior board experience with other companies and his expertise in financial matters.

Donnell A. Segalas
Director since 1997 Committees Compensation (Chair), NCG, CR	Mr. Segalas has served as the CEO and a Managing Partner of Pinnacle Asset Management L.P. (“Pinnacle”), a New York-based alternative asset management firm, since 2003. Additionally, Mr. Segalas is a member of Pinnacle’s Investment Committee and sits on the boards of its offshore funds. Prior to joining Pinnacle, Mr. Segalas was Executive Vice President and Chief Marketing Officer for Alternative Investment Products at Phoenix Investment Partners. Mr. Segalas is a member of the Nantucket Historical Society. He received a B.A. from Denison University.

Director Qualification Highlights

The Board believes that Mr. Segalas’ qualifications include his significant experience from his years of investing and managing private and public investment vehicles and his experience serving on investment and executive committees of other companies.

RECENT CORPORATE GOVERNANCE AND CORPORATE RESPONSIBILITY HIGHLIGHTS

The Company is committed to continually enhancing its corporate governance and corporate responsibility practices

2017	∎ Established Corporate Responsibility Committee ∎ Rotated Board Committee chairs and members ∎ Launched social impact investing joint venture ∎ Included Board skills matrix in proxy statement	∎ Launched Women’s Interactive Network (“WIN”) ∎ Designated second Audit Committee financial expert ∎ Joined National Association of Corporate Directors (“NACD”) ∎ Hosted inaugural Investor Day

2018

∎   Added two new Independent Directors

∎   Adopted enhanced Board evaluation process, including individual Directors assessments and periodic use of external facilitator

∎   Amended bylaws to declassify Board over three year period with all Directors standing for annual election commencing with the 2021 Annual Meeting

∎   Recognized in the 2018 Bloomberg Gender-Equality Index

∎   Created new executive role to lead the Company’s Corporate Responsibility and ESG initiatives

∎   Instructed Board search firm to present equal representation in the slate of potential Director candidates, including women and minority candidates

∎   Adopted policy requiring that Independent Directors may not stand for re-election following the earlier of their 12th anniversary of Board service or 73rd birthday

∎   Completed first energy audit of the Company’s corporate office

2019

∎   Increased commitment to social impact investing joint venture

∎   Added extensive disclosure on the Company’s Corporate Responsibility and ESG efforts to Annaly’s corporate website

∎   Launched WIN Mentoring Circles to foster community and connect smaller cohorts of women with senior leaders

∎   Added two new Independent Directors

∎   Recognized in the 2019 Bloomberg Gender-Equality Index for the second consecutive year

∎   Separated the roles of CEO and Chair of the Board and appointed an Independent Chair of the Board

2020

∎   Agreed to internalize management, which should enable stronger alignment of incentives between stockholders and executives and increased transparency and disclosure

∎   Refined Director “over-boarding” policy to reduce the number of outside boards on which Directors can serve

∎   Recognized in the 2020 Bloomberg Gender-Equality Index for the third consecutive year

∎   Amended Corporate Governance Guidelines to formalize Board’s commitment to seeking out highly qualified women and minority candidates

GOVERNING DOCUMENTS

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of business. This Code of Conduct is applicable to Annaly’s Directors, executive officers and employees, and is also a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Conduct on the Company’s website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that, in conjunction with the charters of the Board Committees, provide the framework for governance of the Company.

Other Governance Policies

Annaly’s Directors, executive officers and employees are also subject to the Company’s other governance policies, including a Foreign Corrupt Practices Act and Anti-Bribery Compliance Policy, an Insider Trading Policy, and a Regulation FD Policy.

Where You Can Find the Code of Conduct, Corporate Governance Guidelines and Committee Charters

The Code of Conduct, Corporate Governance Guidelines, Compensation Committee Charter, Audit Committee Charter, NCG Committee Charter, Corporate Responsibility Committee Charter and Risk Committee Charter are available on Annaly’s website (www.annaly.com). The Company will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036.

Board Committees

The Board has five standing Committees: the Audit Committee, the Compensation Committee, the NCG Committee, the Risk Committee and the Corporate Responsibility (“CR”) Committee.

The table below shows the membership as of the date of this Proxy Statement of each Board Committee and number of Committee meetings held in 2019.

Director	Audit Committee	Compensation Committee	NCG Committee	CR Committee	Risk Committee
Francine J. Bovich				•

Wellington J. Denahan†				•	•

Katie Beirne Fallon			•	•

David L. Finkelstein

Jonathan D. Green†(1)		•			•

Thomas Hamilton	•				•

Kathy Hopinkah Hannan	E		•

Michael Haylon*	• E				•

John H. Schaefer	•	•

Donnell A. Segalas			•	•

Glenn A. Votek

Vicki Williams	•	•

% of Independent Members:	100%	100%	100%	80%	80%

2019 Meetings:	14	9	4	2	3

•	Member	Chair	E	Financial Expert	†	Vice Chair of the Board * Independent Chair of the Board

Committee Membership Determinations

The Board annually reviews the membership and chairship of each Board Committee as part of its broader Board and Committee refreshment and succession planning. This review, which is led by the NCG Committee, takes into account, among other factors, the needs of the Committees, the experience, availability and projected tenure of Directors and the desire to balance Committee continuity with fresh insights. For additional detail, see the “Board Effectiveness, Self-Evaluations and Refreshment” section of this Proxy Statement.

Note: For footnoted information, please refer to “Board Committees” in Endnotes section.

AUDIT COMMITTEE

Committee Members: Kathy Hopinkah Hannan (Chair) Thomas Hamilton Michael Haylon John H. Schaefer Vicki Williams Number of Meetings in 2019: 14

Key Responsibilities:

∎  Appoints the independent registered public accounting firm and reviews its qualifications, performance and independence

∎  Reviews the plan and results of the auditing engagement with the Chief Financial Officer and the independent registered public accounting firm

∎  Oversees internal audit activities

∎  Oversees the quality and integrity of financial statements and financial reporting process

∎  Oversees the adequacy and effectiveness of internal control over financial reporting

∎  Reviews and pre-approves the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm

∎  Prepares the report of the Audit Committee required by the rules of the SEC to be included in the Proxy Statement

∎  Together with the Risk Committee, jointly oversees practices and policies related to cybersecurity

Each member of the Audit Committee is financially literate and independent of the Company and management under the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. The Board has designated Dr. Hannan and Mr. Haylon as audit committee financial experts under applicable SEC rules.

For more information on the Audit Committee’s responsibilities and activities, see the “Board Oversight of Risk” and “Report of the Audit Committee” sections of this Proxy Statement.

COMPENSATION COMMITTEE

Committee Members: Donnell A. Segalas (Chair) Jonathan D. Green(1) John H. Schaefer Vicki Williams Number of Meetings in 2019: 9

Key Responsibilities:

∎  Until the Internalization closes, evaluates the performance of the Manager and the terms of the Management Agreement

∎  Until the Internalization closes, reviews the fees payable to the Manager

∎  Administers the Company’s equity incentive plans and other equity compensation programs

∎  Reviews the form and amount of Director compensation

∎  Evaluates the performance of the Company’s officers

∎  Reviews and discusses with management the Compensation Discussion and Analysis and related disclosures as required by the SEC

∎  Prepares the report of the Compensation Committee required by the rules of the SEC to be included in the Proxy Statement

Each member of the Compensation Committee is independent of the Company and management under the listing standards of the NYSE and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Upon closing of the Internalization, the Compensation Committee’s duties and responsibilities will evolve to support the Company’s transition from an externally-managed REIT to an internally-managed REIT and include reviewing and approving the Company’s executive compensation program.

For more information on the Compensation Committee’s responsibilities and activities, see the “Compensation of Directors,” “Compensation Discussion and Analysis,” and “Report of the Compensation Committee” sections of this Proxy Statement.

Note: For footnoted information, please refer to “Audit Committee & Compensation Committee” in Endnotes section.

CORPORATE RESPONSIBILITY COMMITTEE

Committee Members: Jonathan D. Green (Chair)(1) Francine J. Bovich Wellington J. Denahan Katie Beirne Fallon Donnell A. Segalas Number of Meetings in 2019: 2

Key Responsibilities:

Assists the Board in its oversight of the Company’s items of corporate responsibility, including:

∎  corporate philanthropy

∎  social impact investments

∎  sustainability initiatives

∎  corporate culture and reputation

∎  public policy initiatives

For more information on the Corporate Responsibility Committee’s responsibilities, see the “Board Oversight of Risk” section of this Proxy Statement.

NCG COMMITTEE

Committee Members: Francine J. Bovich (Chair) Katie Beirne Fallon Kathy Hopinkah Hannan Donnell A. Segalas Number of Meetings in 2019: 4

Key Responsibilities:

∎  Develops and recommends criteria for considering potential Board candidates

∎  Identifies and screens individuals qualified to become Board members, and recommends to the Board candidates for nomination for election or re-election to the Board and to fill Board vacancies

∎  Develops and recommends to the Board a set of corporate governance guidelines and recommends modifications as appropriate

∎  Provides oversight of the evaluation of the Board and management

∎  Considers other corporate governance matters such as Director retirement policies, management succession plans and potential conflicts of interest of Board members and senior management, and recommends changes as appropriate

Each member of the NCG Committee is independent of the Company and management under the applicable listing standards of the NYSE.

For more information on the NCG Committee’s responsibilities and activities, see the “Director Criteria and Qualifications,” “Consideration of Board Diversity,” “Board Effectiveness, Self-Evaluations and Refreshment,” “Director Nomination Process” and “Stockholder Recommendation of Director Candidates” sections of this Proxy Statement.

RISK COMMITTEE

Committee Members: John H. Schaefer (Chair) Wellington J. Denahan Jonathan D. Green(1) Thomas Hamilton Michael Haylon Number of Meetings in 2019: 3

Key Responsibilities:

Assists the Board in its oversight of the Company’s:

∎  risk governance structure

∎  risk management and risk assessment guidelines and policies regarding capital, liquidity and funding risk, investment/market risk, credit risk, counterparty risk, operational risk, compliance, regulatory and legal risk and such other risks as necessary to fulfill the Committee’s duties and responsibilities

∎  risk appetite, including risk appetite levels and capital adequacy and limits

∎  practices and policies related to cybersecurity (together with the Audit Committee)

For more information on the Risk Committee’s responsibilities and activities, see the “Board Oversight of Risk” section of this Proxy Statement.

Note: For footnoted information, please refer to “Corporate Responsibility Committee, NCG Committee & Risk Committee” in Endnotes section.

Board Structure and Processes

Over the last few years, the Board has focused on enhancing its structure, composition and effectiveness. Recent enhancements, including declassifying the Board and separating the roles of the Chair of the Board and CEO, have been informed by the Board’s annual self-evaluation and succession planning processes, its review of evolving best practices and feedback from the Company’s long-term stockholders.

BOARD LEADERSHIP STRUCTURE

In November 2019, the Board separated the roles of Chair of the Board and CEO. While the Board believes that whether to have the same person occupy the offices of Chair of the Board and CEO should be decided by the Board from time to time in its business judgment, the Board has determined that having strong independent Board leadership in the form of an Independent Chair is in the best interests of the Company at this time. In addition to the Chair, the Board may elect one or more Vice Chairs to assist the Chair from among its members. Currently, Mr. Haylon serves as Independent Chair of the Board and Ms. Denahan and Mr. J. Green serve as Vice Chairs. After the Annual Meeting, Mr. J. Green will step down from the Board and Ms. Denahan will continue as Vice Chair.

The separation of the CEO and Chair roles allows Mr. Finkelstein to focus on the Company’s overall business and strategy, while allowing Mr. Haylon to focus his attention on governance of the Board and oversight of management. Ms. Denahan will support Mr. Haylon in carrying out certain of his responsibilities. The Board believes that its independent oversight function is further enhanced by its policy to hold regular executive sessions of the Independent Directors without management present and the fact that a majority of the Company’s Directors (and every member of the Audit Committee, Compensation Committee and NCG Committee) is independent.

The Independent Chair of the Board

∎  Presides at meetings and executive sessions of the Board

∎  Serves as a liaison between the CEO and the Independent Directors

∎  Together with the CEO, presides over Annual Meetings of Stockholders

∎  Together with the Board and Vice Chair, serves as an advisor to the CEO

∎  Participates, together with the Compensation Committee, in the performance evaluation of the CEO

∎  Provides input into the selection of Committee chairs

∎  Approves Board meeting agendas and schedules

∎  Advises the CEO on the Board’s informational needs

∎  Has authority to call and chair meetings and executive sessions of the Board

∎  Authorizes the retention of advisors and consultants who report to the Board

∎  Together with the NCG Chair, leads the Board’s annual performance evaluation

∎  If requested by stockholders, ensures that he or she is available, when appropriate for consultation and direct communication with major stockholders

INDEPENDENCE OF DIRECTORS

Annaly’s Corporate Governance Guidelines and NYSE rules require that at least a majority of Board members are Independent Directors. The Board has adopted the definition of “independent director” set forth in Section 303A of the NYSE rules and has affirmatively determined that each Director (other than Ms. Denahan and Messrs. Finkelstein and Votek) has no relationships with the Company other than as a Director (either directly or as partner, stockholder or officer of an organization that has a relationship with the Company) and is therefore independent under all applicable criteria for independence in accordance with the standards set forth in the NYSE rules and Annaly’s Corporate Governance Guidelines.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The Corporate Governance Guidelines require that the Board have at least two regularly scheduled executive sessions of Independent Directors each year. These executive sessions, which are designed to promote unfettered discussions among the Independent Directors, are presided over by the Independent Chair of the Board. During 2019, the Independent Directors, without the participation of Board members who are members of management, held five executive sessions.

BOARD OVERSIGHT OF RISK

FULL BOARD

Risk management begins with the Board, through review and oversight of the Company’s risk management framework, and continues with executive management, through ongoing formulation of risk management practices and related execution. The Board exercises its oversight of risk primarily through its Risk Committee and Audit Committee with support from the other Board Committees. At least annually, the full Board reviews with management the Company’s risk management program, which identifies and quantifies a broad spectrum of enterprise-wide risks, including cyber and technology-related risks, and related action plans

Audit Committee		Risk Committee

Assists the Board in its oversight of the quality and integrity of the Company’s accounting, internal controls and financial reporting practices, including appointing the independent auditor and reviewing its qualifications, performance and independence, and compliance with legal and regulatory requirements

Assists the Board in its oversight of the Company’s risk governance structure, risk management and risk assessment guidelines and policies, and risk appetite, including risk appetite levels and capital adequacy and limits

Compensation Committee	Corporate Responsibility Committee	NCG Committee

Assists the Board in its oversight of risk related to the Company’s policies and practices in respect of its equity incentive plans and compensation paid by the Company to the Manager or Non-Employee Directors

	Assists the Board in its oversight of any matters that may present reputational or ESG risk to the Company	Assists the Board in its oversight of the Company’s corporate governance framework and the annual self-evaluation of the Board

MANAGEMENT

Responsible for day-to-day risk assessment and risk management. A series of management committees have decision-making responsibilities for risk assessment and risk management activities. These management committees include the Operating Committee, Enterprise Risk Committee, the Asset and Liability Committee, the Investment Committee and the Financial Reporting and Disclosure Committee

As part of their risk oversight responsibilities, the Audit Committee and Risk Committee held two joint meetings in 2019. In addition to the risk oversight processes outlined above, the Board annually reviews its risk assessment of the Company’s compensation policies and practices applicable to the Company’s equity incentive plans. For additional information on this review, please see the “Risks Related to Compensation Policies and Practices” section of this Proxy Statement.

CEO PERFORMANCE REVIEWS AND MANAGEMENT SUCCESSION PLANNING

The Independent Chair of the Board and the Chair of the Compensation Committee jointly coordinate and lead the Board’s annual performance evaluation of the CEO, which reflects input from all Non-Employee Directors. The Board oversees and maintains a succession plan for the CEO and other senior executives. Executive succession and talent development are a regular agenda item for the Board and, at least once per year, the Board has a fulsome discussion of talent at each business and functional leadership level across the Company. In carrying out this function, the Board endeavors to ensure that the Company’s management has the capabilities to cause the Company to operate in an efficient and business-like fashion in the event of a vacancy in senior management, whether anticipated or sudden.

As a result of the Board’s CEO succession planning process, the Board appointed Mr. Votek as the Company’s Interim CEO and President upon the departure of the Company’s former Chairman, CEO and President in November 2019. At the same time, the Board formed a CEO Search Committee to identify a permanent CEO. Following evaluation of both internal and external CEO candidates, the Board, upon the unanimous recommendation of the CEO Search Committee, elected Mr. Finkelstein to serve as the Company’s permanent CEO in March 2020.

BOARD EFFECTIVENESS, SELF-EVALUATIONS AND REFRESHMENT

The Company’s comprehensive Board and Committee refreshment and succession planning process is designed to ensure that the Board and each Committee is comprised of highly qualified Directors, with the independence, diversity, skills and perspectives to provide strong and effective oversight. The Board, led by the NCG Committee, annually evaluates the composition of the Board and each Committee, and rigorously evaluates individual Directors to ensure a continued match of their skill sets and tenure against the needs of the Company.

Focus areas of the 2019 self-evaluation included Board and Committee leadership structure, dynamics, priorities, skills, processes and fulfillment of responsibilities. Based on the results of the 2019 self-evaluation process, the Board’s practices evolved in a number of ways, including:

∎  Additional in-person Board meeting added to 2020 Board calendar

∎  Additional in-person Board meeting time devoted to the Company’s key strategic plans and initiatives, with certain Committee items moved to supplementary meeting dates

∎  2020 Board agenda revised to include additional sessions on priority topics

The 2019 self-evaluation process also informed the Board’s decision to separate the roles of Chair of the Board and CEO in November 2019.

DIRECTOR CRITERIA AND QUALIFICATIONS

The NCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers a wide range of factors when assessing potential Director nominees, including a candidate’s background, skills, expertise, diversity, accessibility and availability to serve effectively on the Board. All candidates should (i) possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders, and (ii) have an inquisitive and objective perspective, practical wisdom and mature judgment. It is expected that all Directors will have an understanding of the Company’s business and be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively.

CONSIDERATION OF BOARD DIVERSITY

The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experiences. In 2020, the Board formalized its existing practice by amending the Company’s Corporate Governance Guidelines to reflect the Board’s commitment to seeking out highly qualified women and minority candidates, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics. The NCG Committee instructs any search firm it engages to include women and minority candidates in every director candidate pool presented to the Committee.

The Corporate Governance Guidelines formalize the Board’s commitment to seeking out highly qualified women and minority candidates

DIRECTOR NOMINATION PROCESS

The NCG Committee is responsible for identifying and screening nominees for Director and for recommending to the Board candidates for nomination for election or re-election to the Board and to fill Board vacancies. The NCG Committee also seeks to maintain an ongoing list of potential Board candidates. Nominees may be suggested by Directors, members of management, stockholders or professional search firms. In evaluating a Director nomination, the NCG Committee may review materials provided by the nominator, a professional search firm or any other party.

STOCKHOLDER RECOMMENDATION OF DIRECTOR CANDIDATES

Stockholders who wish the NCG Committee to consider their recommendations for Director candidates should submit their recommendations in writing to Anthony C. Green, the Chief Corporate Officer, Chief Legal Officer and Secretary at the Company’s principal executive offices. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the NCG Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the recommendation of a Director candidate, such materials are forwarded to the NCG Committee. Properly submitted recommendations by stockholders will receive the same consideration by the NCG Committee as other suggested nominees.

COMMUNICATIONS WITH THE BOARD

Stockholders and other persons interested in communicating with an individual Director (including the Independent Chair of the Board), the Independent Directors as a group, any committee of the Board or the Board as a whole, may do so by submitting such communication to:

Annaly Capital Management, Inc.

[Addressee]

1211 Avenue of the Americas

New York, NY 10036

Phone: 1-888-8 ANNALY

Facsimile: (212) 696-9809

Email: investor@annaly.com

The Legal Department reviews all communications to the Directors and forwards those communications related to the duties and responsibilities of the Board to the appropriate parties. Certain items such as business solicitation or advertisements, product-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries, spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications will not be forwarded.

DIRECTOR ATTENDANCE

During 2019, the Board held 12 meetings. All Directors attended at least 75% of the aggregate number of meetings of the full Board and the Committees on which they served, during the period in which they served, in 2019.

The Company expects each member of the Board to attend the Annual Meeting. All Directors attended the 2019 Annual Meeting.

BOARD COMMITMENT AND OVER-BOARDING POLICY

In response to revised policies and commentary from leading institutional investors and the considerable time commitment and responsibilities associated with Board and Committee service, in 2020 the Board refined its Director “over-boarding” policy to provide that:

∎	Directors should not serve on more than three other public company boards in addition to the Company’s Board;
∎	Directors who also serve as CEOs or hold equivalent positions at other companies should not serve on more than one other public company board in addition to the Company’s Board; and
∎	A member of the Audit Committee should not serve on the audit committee of more than two other public companies.

All Directors are currently in compliance with this policy. Directors are required to notify the Independent Chair of the Board and the Chair of the NCG Committee in advance of accepting an invitation to serve on another public company board.

The Board refined its “over-boarding” policy to reduce the number of outside boards on which Directors can serve

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Board believes that Director orientation and continuing education is critical to the Board’s ability to fulfill its responsibilities in a dynamic and constantly evolving business environment. New Directors participate in a robust onboarding process, which includes extensive training materials and personal briefings by senior management on the Company’s strategic plans, financial statements, and key policies and practices. In addition, the Company encourages Directors to participate in external continuing Director education programs, and the Company provides reimbursement for related expenses. Continuing Director education is also provided during Board meetings and as stand-alone information sessions outside of meetings. In line with the Company’s commitment to continuing Board education, the Board is a Full Board Member of the NACD, which gives Directors access to an extensive menu of Board education programs, along with research on governance trends and Board practices.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval of Related Party Transactions

The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The Board has adopted a written policy on transactions with related persons in conformity with NYSE listing standards.

Under this policy any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by any standing or ad hoc Committee of the Board composed solely of Independent Directors who are disinterested or by the disinterested members of the full Board.

In connection with the review and approval or ratification of a related person transaction, management must:

∎

disclose the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

∎

advise as to whether the related person transaction complies with the terms of agreements governing the Company’s material outstanding indebtedness that limit or restrict the Company’s ability to enter into a related person transaction;

∎

advise as to whether the related person transaction will be required to be disclosed in the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act (the Exchange Act collectively with the Securities Act, the “Acts”), and related rules, and, to the extent such transaction is required to be disclosed, ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

∎	advise as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Committee or disinterested Directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee Director or Director nominee, should consider whether such transaction would compromise the Director or Director nominee’s status as an “independent,” or “non-employee” Director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code of Business Conduct and Ethics.

Internalization Agreement

The Internalization is expected to close in the second quarter of 2020

On February 12, 2020, the Company entered into the Internalization Agreement with the Manager and certain affiliates of the Manager. Pursuant to the Internalization Agreement, the Company agreed to acquire all of the outstanding equity interests of the Manager and the Manager’s direct and indirect parent companies from their respective owners (the “Internalization”). As a result of the Internalization, the Manager will cease to perform any outside management services for the Company and the Company will transition from an externally-managed REIT to an internally-managed REIT. The Internalization is expected to close in the second quarter of 2020.

In addition, the Amended and Restated Management Agreement, dated as of August 1, 2018, between the Company and the Manager (as amended by Amendment No. 1 thereto, dated as of March 27, 2019, the “Management Agreement”) will be terminated at the closing of the Internalization, and the Manager has agreed to waive any Acceleration Fee (as defined below) solely as related to the closing of the Internalization. Upon closing of the Internalization, all employees of the Manager will become employees of the Company, the Company will no longer pay a management fee to the Manager, and the Company going forward will pay the compensation of all employees.

Management Agreement

The Management Agreement will be terminated at the closing of the Internalization

Until the closing of the Internalization, management of the Company will continue to be conducted by the Manager through the authority delegated to it in the Management Agreement and pursuant to the policies established by the Board. If the closing does not occur, the Management Agreement will remain in place on the terms and conditions described below.

The Management Agreement’s current term ends on December 31, 2021 and, if the closing of the Internalization does not occur, will automatically renew for successive two-year terms unless at least two-thirds of the Independent Directors or the holders of a majority of the outstanding shares of the Company’s common stock in their sole discretion elect to terminate the agreement for any or no reason upon 365 days prior written notice (such notice, a “Termination Notice”).

If the Company elects to terminate the Management Agreement as described above, it may elect to accelerate the Termination Date to a date that is between seven and 90 days after the date it delivers a Termination Notice (the “Notice Delivery Date”). If the Company does not elect to accelerate the Termination Date, then the Manager may elect to accelerate the Termination Date to the date that is 90 days after the Notice Delivery Date. If the Termination Date is accelerated (such date, the “Accelerated Termination Date”) by either the Company or the Manager, in addition to any amounts accrued for the period prior to the Accelerated Termination Date, the Company shall pay the Manager an acceleration fee (the “Acceleration Fee”) in an amount equal to the average annual management fee earned by the Manager during the 24-month period immediately preceding such Accelerated Termination Date multiplied by a fraction with a numerator of 365 minus the number of days from the Notice Delivery Date to the Accelerated Termination Date, and a denominator of 365.

Prior to the March 27, 2019 amendment to the Management Agreement, the Company paid the Manager a flat monthly management fee equal to 1/12th of 1.05% of Stockholders’ Equity (as defined in the Management Agreement) for management services. Pursuant to the March 27, 2019 amendment, the Company pays the Manager a monthly management fee for management services in an amount equal to 1/12th of the sum of (i) 1.05% of Stockholders’ Equity (as defined in the Management Agreement) up to $17.28 billion, and (ii) 0.75% of Stockholders’ Equity (as defined in the Management Agreement) in excess of $17.28 billion. In addition to the management fee, the Company reimburses the Manager for the cost of certain legal, tax, accounting and other support and advisory services provided by employees of the Manager to the Company. During the year ended

December 31, 2019, the Company incurred $170.6 million in management fees and $21.4 million in permitted reimbursement payments under the Management Agreement. None of the reimbursement payments were attributable to compensation of the Company’s NEOs.

Pursuant to the Management Agreement, the Company is entitled to receive reimbursement from the Manager if the Board determines that a computation error (regardless of the reason for or amount of such error) resulted in the overpayment of a management fee to the Manager.

The Management Agreement provides that during its term and, in the event of termination of the Management Agreement by the Manager without cause, for a period of one year following such termination, the Manager will not manage, operate, join, control, participate in, or advise any person other than the Company without the prior written consent of the Risk Committee of the Board.

The Manager

The Manager is a Delaware limited liability company and, until the closing of the Internalization, is indirectly owned by certain members of the Company’s current management. The Company will acquire the Manager in connection with the Internalization, which is expected to close in the second quarter of 2020. For additional information about the Manager, please see the “Proxy Summary,” “Compensation Paid by the Manager to the Named Executive Officers” and “Compensation Discussion and Analysis.”

COMPENSATION OF DIRECTORS

The Company compensates the Non-Employee Directors. Any Director who is also an executive officer or employee does not receive compensation for serving on the Board. The Compensation Committee is responsible for reviewing, and recommending to the Board, the form and amount of compensation paid to the Non-Employee Directors.

The annual compensation elements paid to the Non-Employee Directors for service on the Board and its standing Committees for 2019 are set forth below:

Annual Compensation Element	Amount

Annual Cash Retainer	$100,000

Deferred Stock Unit (“DSU”) Grant	$145,000 in DSUs

Lead Independent Director Retainer(1)	$30,000

Committee Member Retainer	$10,000 – all Board Committees

Committee Chair Retainer(2)	$20,000 – Audit Committee
$10,000 – all other Board Committees

1.

In November 2019, the Board separated the role of CEO and Chair of the Board, appointed an Independent Chair, which replaced the role of Lead Independent Director, and appointed two Vice Chairs. The Chair and Vice Chairs of the Board did not receive any additional compensation for serving in such roles for the remainder of 2019.

2.	Committee Chairs receive Committee Chair Retainers in addition to, and not in lieu of, Committee Member Retainers.

Each DSU is equivalent in value to one share of the Company’s common stock. DSUs are granted on the date of the annual stockholder meeting and vest immediately. DSUs convert to shares of the Company’s common stock one year after the date of grant unless the Director elects to defer the settlement of the DSUs to a later date. DSUs do not have voting rights. DSUs pay dividend equivalents in either cash or additional DSUs at the election of the Director. The Independent Directors are also eligible to receive other stock-based awards under the Company’s equity incentive plan. The 2020 Plan as proposed includes certain limits on awards to Non-Employee Directors.

The Company reimburses the Directors for their reasonable out-of-pocket travel expenses incurred in connection with their attendance at full Board and Committee meetings.

Director Stock Ownership Guideline

The stock ownership guidelines for Independent Directors provides that each Independent Director should strive to own an amount of the Company’s common stock equal to five times the annual cash retainer. Shares counting toward the guideline include shares that are owned outright, DSUs and any other shares held in deferral accounts. To facilitate achievement of the guideline, the Board has adopted and implemented a “retention ratio” that requires Independent Directors to retain and hold 50% of the net profit shares from DSUs until the specified ownership level is achieved. As of December 31, 2019, all of the Independent Directors had met or were on their way to meeting their stock ownership guideline.

The stock ownership guideline for Independent Directors is 5x the annual cash retainer

Role of the Independent Compensation Consultant

During 2019, the Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co. (“F. W. Cook”), to assist the Compensation Committee in its review of the compensation provided to the Non-Employee Directors. F.W. Cook provides market research and analyses on Director compensation programs and proposals, including reviews of competitive market trends and design practices and relevant peer and market benchmarking. The Compensation Committee considered F. W. Cook’s independence in light of SEC regulations and NYSE listing standards. The Compensation Committee discussed all relevant factors and concluded that no conflict of interest exists that would prevent F. W. Cook from independently representing the Compensation Committee.

Director Compensation

The table below summarizes the compensation paid by the Company to the Non-Employee Directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Francine J. Bovich	130,000	145,000	275,000

Kevin P. Brady(2)	75,000	—	75,000

Wellington J. Denahan	120,000	145,000	265,000

Katie Beirne Fallon	120,000	145,000	265,000

Jonathan D. Green	170,000	145,000	315,000

Thomas Hamilton	120,000	145,000	265,000

Kathy Hopinkah Hannan	135,000	145,000	280,000

Michael Haylon	120,000	145,000	265,000

E. Wayne Nordberg(2)	65,000	—	65,000

John H. Schaefer	140,000	145,000	285,000

Donnell A. Segalas	140,000	145,000	285,000

Vicki Williams	120,000	145,000	265,000

1.

The amounts in this column represent the aggregate grant date fair value of the DSU awards, computed in accordance with FASB ASC Topic 718 and based on the closing price of the Company’s common stock on the date of grant. DSUs are vested at grant and accrue dividend equivalents as additional DSUs or cash at the election of the Director.

2.	Messrs. Brady and Nordberg served on the Board through May 22, 2019, the date of the Company’s 2019 Annual Meeting.

Executive Officers

The following table sets forth certain information with respect to the Company’s executive officers:

Name	Age	Title

David L. Finkelstein	47	Chief Executive Officer and Chief Investment Officer

Serena Wolfe	40	Chief Financial Officer

Timothy P. Coffey	46	Chief Credit Officer

Anthony C. Green	45	Chief Corporate Officer, Chief Legal Officer and Secretary

Glenn A. Votek	61	Senior Advisor

Biographical information on Messrs. Finkelstein and Votek is provided above under the heading “Election of Directors.” Certain biographical information for Ms. Wolfe and Messrs. Coffey and Green is set forth below.

Serena Wolfe has served as Chief Financial Officer of the Company since December 2019. Prior to joining the Company in 2019, Ms. Wolfe served as a Partner at Ernst & Young LLP (“EY”) since 2011 and as its Central Region Real Estate Hospitality & Construction (“RHC”) leader from 2017 to November 2019, managing the go-to-market efforts and client relationships across the sector. Ms. Wolfe was previously also EY’s Global RHC Assurance Leader. Ms. Wolfe practiced with EY for over 20 years, including six years with EY Australia and 16 years with the U.S. practice. Ms. Wolfe graduated from the University of Queensland with a Bachelor of Commerce in Accounting. She is a Certified Public Accountant in the states of New York, California, Illinois and Pennsylvania.

Timothy P. Coffey has served as Chief Credit Officer of the Company since January 2016. Mr. Coffey served as the Company’s Head of Middle Market Lending from 2010 until January 2016. Mr. Coffey has over 20 years of experience in leveraged finance and has held a variety of origination, execution, structuring and distribution positions. Prior to joining the Company in 2010, Mr. Coffey served as Managing Director and Head of Debt Capital Markets in the Leverage Finance Group at Bank of Ireland. Previously, Mr. Coffey held positions at Scotia Capital, the holding company of Saul Steinberg’s Reliance Group Holdings and SC Johnson International. Mr. Coffey received his B.A. in Finance from Marquette University

Anthony C. Green has served as Chief Corporate Officer of the Company since January 2019 and as Chief Legal Officer and Secretary of the Company since March 2017. Mr. Green previously served as the Company’s Deputy General Counsel from 2009 until February 2017. Prior to joining the Company, Mr. Green was a partner in the Corporate, Securities, Mergers & Acquisitions Group at the law firm K&L Gates LLP. Mr. Green has over 20 years of experience in corporate and securities law. Mr. Green holds a B.A. in Economics and Political Science from the University of Pennsylvania and a J.D. and LL.M. in International and Comparative Law from Cornell Law School.

Ms. Wolfe was appointed as the Company’s Chief Financial Officer in December 2019

Compensation Paid by the Manager to the Named Executive Officers

NAMED EXECUTIVE OFFICERS

The NEOs for 2019 are:

Name	Title

David L. Finkelstein	CEO (effective March 2020) and Chief Investment Officer

Serena Wolfe	Chief Financial Officer (effective December 2019)

Timothy P. Coffey	Chief Credit Officer

Anthony C. Green	Chief Corporate Officer, Chief Legal Officer and Secretary

Glenn A. Votek	Senior Advisor (effective March 2020) Former Interim CEO and President (November 2019 – March 2020) Former Chief Financial Officer (prior to December 2019)

Kevin G. Keyes	Former Chairman, CEO and President (prior to November 2019)

INTRODUCTION

As discussed above in the “Proxy Summary” and “Certain Relationships and Related Party Transactions, ” the Company will continue to be externally-managed by the Manager until the closing of the Internalization, which is expected to occur in the second quarter of 2020. Until the closing, the Company will pay the Manager a monthly management fee, the purpose of which is not to provide compensation to the Manager’s employees (including the NEOs), but rather to compensate the Manager for the services it provides for the day-to-day management of the Company. In 2019, the Manager used a portion of the proceeds of its management fees to pay compensation to the NEOs other than the Company’s former Chairman, CEO and President (who did not receive any compensation for serving in these roles, but had an ownership interest in the management fees until his departure from the Company and the Manager in November 2019). While the Compensation Committee will review and approve the Company’s executive compensation program following the closing of the Internalization, the Manager made all 2019 compensation determinations for the NEOs based on the factors, including individual and Company performance, it determined to be appropriate and subject to any employment agreements entered into between the Manager and individual NEOs. For 2019, the Company did not determine the compensation paid by the Manager to the NEOs, did not allocate any specific portion of the management fee it paid to the compensation of the NEOs, and did not reimburse the Manager for the cost of such compensation.

Following the closing of the Internalization, the Compensation Committee will review and approve executive compensation

THE MANAGER’S 2019 EXECUTIVE COMPENSATION PROGRAM

In order to enable the Company’s stockholders to make an informed Say-on-Pay vote, the Manager has provided the following information about the compensation it paid to the NEOs for 2019:

∎	The portion of the management fee that is allocated to NEO compensation paid by the Manager;
∎	Of this compensation, the breakdown of fixed vs. variable/incentive pay; and
∎	The metrics the Manager uses to measure performance to determine the NEOs’ variable/incentive pay.

Summary of 2019 NEO Compensation

∎

With the exception of the Company’s former Chairman, CEO and President(1), each of the other NEOs received a base salary and a performance-based incentive bonus for 2019 (which were pro-rated in the instance of Ms. Wolfe who joined the Company on December 9, 2019).

∎

With respect to 2019(2), the NEOs as a group received aggregate salaries of $3.0 million and aggregate performance-based incentive bonuses of $28.5 million from the Manager. These amounts collectively represent 16.4% of the aggregate management fees and reimbursements the Company paid to the Manager for 2019. On an aggregated basis, the NEOs received 9.5% of their total compensation in the form of base salaries and the remaining 90.5% in the form of performance-based incentive bonuses.

∎

In determining the cash bonuses it paid to the NEOs for 2019, the Manager considered achievement of both rigorous Company performance metrics(3), including core return on equity, core return on assets and operating expenses as a percentage of average equity and as a percentage of average assets, along with group and individual performance objectives.

∎

The Manager considered a list of specified peer companies (set forth below under “Company Market Data”), together with advice from the Manager’s compensation consultant and counsel, to develop appropriate compensation packages for the NEOs.

Components of the NEOs’ Compensation for 2019

The Manager’s executive compensation program for 2019 included both a base salary and a performance-based incentive bonus. As the management fee the Company pays to the Manager is paid entirely in cash, the Manager had no independent ability to provide awards of Company stock as part of the NEOs’ compensation for 2019. To address this limitation, the Manager structured the NEOs’ performance-based incentive bonuses for 2019 with a mix of both rigorous Company performance metrics and group and individual performance objectives to align the interests of the NEOs with the interests of the Company’s stockholders.

The table below describes the objectives supported by each of the Manager’s primary compensation elements for 2019, along with an overview of the key design features of each element.

2019 Compensation Element	Objectives	Key Measures
Base Salary	∎ Provided a level of fixed pay appropriate to an executive’s role and responsibilities	∎ Experience, duties and scope of responsibility ∎ Internal and external market factors

Performance-Based Incentive Bonus	∎ Provided a competitive annual cash incentive opportunity ∎ Linked executives’ interests with stockholders’ interests ∎ Incentivized and rewarded superior group individual and Company performance

∎  Based on achievement of both rigorous Company performance metrics (including core return on equity, core return on assets and operating expenses as percentage of average equity and as a percentage of average assets), together with group and individual performance objectives

Following the closing of the Internalization, which is expected to occur in the second quarter of 2020, the Board intends that equity will be a critical part of the internally-managed Company’s executive compensation program as it believes that equity awards align employee and stockholder interests, link employee compensation to Company performance and support the Company’s ownership culture.

Following the closing of the Internalization, equity awards are expected to comprise a meaningful portion of overall executive compensation

NEO Pay Mix for 2019

The Manager’s executive compensation program for 2019 was designed so that the majority of compensation was performance-based and “at-risk” to promote alignment of the NEOs’ interests with those of stockholders. In determining payout of the NEOs’ performance-based incentive bonuses for 2019 (which represented the variable portion of their compensation packages), the Manager considered achievement of both rigorous performance metrics, including core return on equity, core return on assets and operating expenses as a percentage of average equity and as a percentage of average assets, along with group and individual performance objectives. During 2019, the Manager paid Ms. Wolfe and Messrs. Finkelstein, Coffey, Green and Votek aggregate performance-based incentive bonuses of $28.5 million and aggregate base salaries of $3.0 million. On an aggregated basis, Ms. Wolfe and Messrs. Finkelstein, Coffey, Green and Votek received 9.5% of their total compensation in the form of base salaries and the remaining 90.5% in the form of performance-based incentive bonuses.

Note: For footnoted information, please refer to “Summary of 2019 NEO Compensation” in Endnotes section.

2019 NEO Fixed vs. Variable Pay Mix

Role of the Manager’s Compensation Consultant

During 2019, the Manager retained a third-party compensation consultant for advice and perspectives regarding market trends that may impact decisions about the Manager’s executive compensation program and practices.

Company Market Data

The Manager considered compensation data and practices of a group of peer companies (the “Peer Group”), as well as current market trends and practices generally, in developing appropriate compensation packages for the NEOs in 2019.

2019 Compensation Peer Group

Affiliated Managers Group, Inc.

AGNC Investment Corp.

Apollo Global Management, LLC

Ameriprise Financial, Inc.

Ares Capital Corporation

Ares Management Corp.

ARMOUR Residential REIT, Inc.

E*TRADE Financial Corporation

Eaton Vance Corp. Franklin Resources, Inc. Invesco Ltd. Jefferies Financial Group Inc. KKR & Co. L.P. Lazard Ltd Legg Mason, Inc.	New Residential Investment Corp. Northern Trust Corporation Raymond James Financial, Inc. Starwood Property Trust, Inc. T. Rowe Price Group, Inc. The Carlyle Group L.P. Waddell & Reed Financial, Inc.

Executive Compensation

PROPOSAL 02

Advisory Approval of Executive Compensation

The Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. The Company is providing this non-binding advisory vote pursuant to Section 14A of the Exchange Act.

As described in detail under the headings “Proxy Summary,” “Certain Relationships and Related Party Transactions,” “Compensation Paid by the Manager to the Named Executive Officers” above and “Compensation Discussion and Analysis” below, the Company will continue to be externally-managed by the Manager until the closing of the Internalization, which is expected to occur in the second quarter of 2020. Until the closing, the Company will pay the Manager a management fee, the purpose of which is not to provide compensation to the Manager’s employees (including the NEOs), but rather to compensate the Manager for the services it provides for the day-to-day management of the Company. In 2019, the Manager used a portion of the proceeds of its management fees to pay compensation to the NEOs other than the Company’s former Chairman, CEO and President Mr. Keyes (who did not receive any compensation for serving in these roles, but had an ownership interest in the management fees until his departure from the Company and the Manager in November 2019).

While the Compensation Committee will review and approve the Company’s executive compensation program following the closing of the Internalization, the Manager made all 2019 compensation determinations for the NEOs based on the factors, including individual and Company performance, it determined to be appropriate and subject to any employment agreements entered into between the Manager and individual NEOs. In 2019, the Company did not determine the compensation paid by the Manager to the NEOs, did not allocate any specific portion of the management fee it paid to the compensation of the NEOs, and did not reimburse the Manager for the cost of such compensation.

The Company is not party to any employment agreements entered into between the Manager and individual NEOs, and was not party to any employment or severance agreement with any NEO as of December 31, 2019. The Company did not pay any severance benefits to Mr. Keyes in connection with his departure from the Company in November 2019.

The NEOs are eligible to receive equity awards pursuant to the Company’s equity incentive plans, which are administered by the Compensation Committee. No equity awards were made to any of the NEOs in 2019. In 2019, the Company did not pay any compensation to the NEOs.

The Board unanimously recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

While this vote is advisory and non-binding, the Board and Compensation Committee value the views of the Company’s stockholders and will consider the voting results when making compensation decisions in the future.

The Board unanimously recommends a vote FOR the Approval of this Resolution.

COMPENSATION DISCUSSION AND ANALYSIS

As discussed above, the Manager paid all of the compensation, including benefits, to the NEOs in 2019. While the Compensation Committee will review and approve the Company’s executive compensation program following the closing of the Internalization, the Manager made all compensation determinations for the NEOs for 2019 without any direction by the Compensation Committee or the Board and without reference to any specific policies or programs under their oversight. In 2019, the Manager compensated the NEOs for a variety of services performed for the benefit of the Manager. Thus, the 2019 compensation paid by the Manager to its employees who served as the Company’s NEOs is not considered to be part of the Company’s executive compensation program.

Prior to the March 27, 2019 amendment to the Management Agreement, the Company paid the Manager a flat monthly management fee equal to 1/12th of 1.05% of Stockholders’ Equity (as defined in the Management Agreement) for management services. Pursuant to the March 27, 2019 amendment, the Company pays the Manager a monthly management fee for management services in an amount equal to 1/12th of the sum of (i) 1.05% of Stockholders’ Equity (as defined in the Management Agreement) up to $17.28 billion, and (ii) 0.75% of Stockholders’ Equity (as defined in the Management Agreement) in excess of $17.28 billion. In addition to the management fee, the Company reimburses the Manager for the cost of certain legal, tax, accounting and other support and advisory services provided by employees of the Manager to the Company. During the year ended December 31, 2019, the Company incurred $170.6 million in management fees and $21.4 million in permitted reimbursement payments under the Management Agreement. None of the reimbursement payments were attributable to compensation of the Company’s NEOs.

In 2019, the Manager used a portion of the proceeds of its management fees to pay compensation to the NEOs other than the Company’s former Chairman, CEO and President Mr. Keyes (who did not receive any compensation for serving in these roles, but had an ownership interest in the management fees until his departure from the Company and the Manager in November 2019). In 2019, the Company did not determine the compensation that the Manager paid to the NEOs, the Company did not allocate any specific portion of the management fee that the Company paid to the compensation of the NEOs, and the Company did not reimburse the Manager for the cost of such compensation.

Accordingly, the Company did not pay any cash compensation to the NEOs, nor did the Company grant them any plan-based awards, for 2019. The Company did not provide the NEOs with pension benefits, perquisites or other personal benefits in 2019. As a result, no compensation is includable in the Summary Compensation Table.

The Company is not party to any employment agreements entered into between the Manager and individual NEOs, and was not party to any employment or severance agreement with any NEO as of December 31, 2019. The Company did not pay any severance benefits to Mr. Keyes in connection with his departure from the Company in November 2019.

Consideration of “Say-on-Pay” Voting Results

At the Company’s 2019 Annual Meeting, over 83% of the votes cast supported the Company’s Say-on-Pay vote. Upon consideration of the percentage of votes cast in support of the Say-on-Pay vote, along with additional feedback from engagement with stockholders, the Compensation Committee determined it was appropriate to provide detailed quantitative information about the Manager’s 2019 executive compensation program in this Proxy Statement. Following the closing of the Internalization, the Company will be able to provide detailed disclosure about its executive compensation program, including compensation tables and related narrative disclosure, in future proxy statements. For additional details, please see the “Proxy Summary” and “Compensation Paid by the Manager to the Named Executive Officers” above.

The Company and the Board will continue to consider the outcome of future Say-on-Pay votes, as well as stockholder feedback received throughout the year, and invite stockholders to express their views to the Board as described under “Communications with the Board.”

As an internally-managed company, the Company will provide detailed disclosure about its executive compensation program in future proxy statements

EXECUTIVE COMPENSATION POLICIES

Stock Ownership Guidelines

Position	Annaly Stock Ownership Guideline
Chief Executive Officer	6x base salary

Other Executive Officers	3x base salary

The Company believes that stock ownership guidelines align the interests of the Company’s executive officers with those of its stockholders by promoting a long-term focus and long-term share ownerships. All of the executive officers are subject to stock ownership guidelines expressed as a multiple of base salary.

Stock Retention

Executive officers are required to hold shares received under awards (after taxes) until the later of (i) one year after the shares were acquired upon exercise or vesting, or (ii) the date their applicable stock ownership guidelines are met.

Clawback Policy

The Board has adopted a policy requiring the recoupment of certain annual cash incentive compensation and equity compensation paid to executive officers within three years preceding certain accounting restatements, if the executive officer engaged in fraud or misconduct, or recklessly or negligently failed to prevent the fraud or misconduct, that caused or significantly contributed to the need for the accounting restatement.

Prohibition on Hedging Company Securities

Employees, officers and Directors are prohibited from engaging in any hedging transactions with respect to Company securities held by them, including shares acquired in open market transactions or through the Company’s equity compensation program. Such prohibited transactions include the purchase of any financial instrument (including forward contracts and zero cost collars) designed to hedge or offset any decrease in the market value of Company securities.

Prohibition on Pledging Company Securities

The Company has a policy prohibiting employees, officers and Directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Risks Related to Compensation Policies and Practices

As discussed above in “Compensation Paid by the Manager to the Named Executive Officers,” the Compensation Committee did not approve compensation decisions made by the Manager in 2019 and the Manager did not consult with the Compensation Committee prior to making any such decisions. Therefore, the Compensation Committee had no compensation policies or practices applicable to, or decision-making role regarding, the manner in which the Manager used the management fee to compensate the NEOs in 2019. However, in connection with the Compensation Committee’s administration of the Company’s equity incentive plan, the Compensation Committee conducted an annual risk assessment of the Company’s applicable compensation policies and practices. In 2019, the Compensation Committee determined that these compensation policies and practices did not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Donnell A. Segalas (Chair)	Jonathan D. Green	John H. Schaefer	Vicki Williams

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Summary Compensation Table

The Company did not pay any compensation to the NEOs, and did not reimburse the Manager for any compensation paid to the NEOs, with respect to the years ended December 31, 2019, December 31, 2018 or December 31, 2017.

Grants of Plan-Based Awards

The Company did not grant the NEOs any plan based awards in 2019.

Outstanding Equity Awards at Fiscal Year-End

None of the NEOs had outstanding equity awards at December 31, 2019.

Options Exercised and Stock Vested

No options were exercised by and no stock vested for the NEOs during 2019.

The Company did not pay any cash or equity compensation to the NEOs for 2019. The Company did not provide them with pension benefits, perquisites or other personal benefits in 2019

Pension Benefits and Nonqualified Deferred Compensation

The Company did not provide the NEOs with any benefits pursuant to defined benefit plans and nonqualified deferred compensation plans during 2019.

Potential Payments upon Termination or Change in Control

As of December 31, 2019, the Company was not responsible for any amounts payable or any additional vesting of outstanding equity awards for any termination of service by any of the NEOs, and no amounts would have been payable by the Company to any of the NEOs upon a change in control as of such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised solely of the following Independent Directors: Messrs. Segalas (Chair), J. Green and Schaefer and Ms. Williams. None of them is serving or has served as an officer or employee of the Company or any affiliate or has any other business relationship or affiliation with the Company, except service as a Director. During 2019, none of the Company’s executive officers served on the compensation committee (or other committee serving an equivalent function) of another entity whose executive officers served on the Compensation Committee or Board.

CEO PAY RATIO

Until the closing of the Internalization, the Manager will continue to directly employ 95% of the individuals who provide services to the Company. The remaining employees are employed by subsidiaries of the Company for regulatory or corporate efficiency reasons. At December 31, 2019, the Company’s measurement date for identifying the median employee, the Company’s subsidiaries had nine full-time employees. The Company chose total compensation in accordance with the requirements of the Summary Compensation Table as its consistently applied compensation measure to identify the median employee. The Company’s median employee compensation as calculated using the Summary Compensation Table requirements was $472,500 in 2019. The Company did not provide any compensation to any of the Company’s NEOs, including the individuals who served as CEO, during 2019. As a result, the CEO to median employee pay ratio required to be disclosed under Item 402(u) of Regulation S-K is not applicable.

This information is being provided for compliance purposes. Neither the Compensation Committee nor the Manager used the pay ratio measure in making any compensation decisions.

PROPOSAL 03

Approval of the Company’s 2020 Equity Incentive Plan

Stockholders are being asked to vote on a proposal to approve the adoption of the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). As no new awards were permitted to be made under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) after March 22, 2020, the tenth anniversary of the 2010 Plan’s adoption by the Board, the Company desires a new vehicle for making equity compensation awards. Following the closing of the Internalization, the Board expects that the 2020 Plan will be a critical part of the internally-managed Company’s compensation program for executive officers and employees as it believes that equity awards align employee and stockholder interests, link employee compensation to Company performance and support the Company’s ownership culture.

The 2020 Plan was approved by the Board on March 18, 2020 and will become effective upon its adoption by the stockholders.

Highlights of the 2020 Plan include:

∎  No Liberal Share Counting. No “liberal share counting” provisions – i.e., the ability to re-use shares tendered or surrendered to pay the exercise price or tax obligation of grants or the “net counting” of shares for exercises of stock options or stock appreciation rights (“SARs”). The only share re-use provisions are for awards that are canceled or forfeited or for awards settled in cash.

∎  No Single-Trigger Acceleration, “Liberal” Change in Control Definition, or Excise Tax Gross-ups. No automatic acceleration and vesting of awards in connection with a change in control of the Company. Vesting of awards that are assumed or replaced in a change in control will accelerate only if an employee’s employment is also terminated without cause or by the employee with good reason within two years after the change in control. The 2020 Plan also does not include a “liberal” change in control definition, or provide change in control excise tax gross-ups.

∎  No Discounted Awards. Awards that have an exercise price or base value cannot be granted with an exercise price or base value less than the fair market value on the grant date.

∎  No Evergreen Provision. No evergreen feature under which the shares authorized for issuance under the 2020 Plan can be automatically replenished.

∎  No Repricing of Stock Options or SARS. No repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without stockholder approval.

∎  No Dividend Payouts on Unvested Awards. No dividends or dividend equivalents on unvested awards will be paid until those awards are earned and vested. No dividend equivalents will be paid with respect to stock options or SARs.

∎  Awards are Subject to Clawback. Awards are subject to any written recoupment or clawback policy adopted by the Board, including the Company’s Compensation Recovery (Clawback) Policy.

∎  Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is ten years.

∎  Transferability. The 2020 Plan prohibits the transfer of awards, except in the context of death or otherwise required by law.

∎  Director Award Limits. The 2020 Plan contains annual limits on the amount of awards that may be granted to Non-Employee Directors.

The Board unanimously recommends a vote FOR the approval of the 2020 Equity Incentive Plan.

GENERAL

On March 18, 2020, the Board approved the 2020 Plan subject to stockholder approval at the 2020 Annual Meeting. The 2020 Plan permits the Company to provide equity-based compensation in the form of stock options, SARs, dividend equivalent rights, restricted shares, restricted share units (“RSUs”), and other share-based awards. The 2020 Plan is intended to replace the 2010 Plan, under which no further awards can be made. Currently outstanding awards granted under the 2010 Plan will remain effective in accordance with their terms. If the 2020 Plan is not approved by stockholders, the 2020 Plan will not become effective.

PURPOSE AND IMPORTANCE OF THE 2020 PLAN

In 2013, the Company entered into a Management Agreement with the Manager, pursuant to which it externalized its management function. Following the externalization transaction, the Company primarily utilized the 2010 Plan to provide equity compensation to the Company’s Non-Employee Directors. In February 2020, the Company announced that it had entered into an Internalization Agreement, pursuant to which it will acquire the Manager and transition from an externally-managed REIT back to an internally-managed REIT. The Internalization is expected to close in the second quarter of 2020. Following the closing of the Internalization, the Board intends that the 2020 Plan will be a critical part of the internally-managed Company’s executive compensation program as it believes that equity awards align employee and stockholder interests, link employee compensation to Company performance and support the Company’s ownership culture.

The Board believes that the 2020 Plan will provide the Company with the ability to offer a variety of incentive and compensatory awards designed to advance the Company’s interests and long-term success by encouraging stock ownership among officers, Directors and other key employees and consultants. The 2020 Plan is intended to provide these individuals with additional incentives to exert their best efforts on behalf of the Company and its stockholders, to increase their proprietary interest in the Company’s success, to award outstanding performance, and to attract and retain executive personnel of outstanding ability.

DESCRIPTION OF THE 2020 PLAN

The following is a summary of the principal features of the 2020 Plan. The summary, however, does not purport to be a complete description of all provisions of the 2020 Plan. A copy of the 2020 Plan is attached as Annex A to this Proxy Statement and stockholders should refer to Annex A for a more complete description of the 2020 Plan.

The 2020 Plan authorizes the Company to provide equity-based compensation in the form of stock options, SARs, dividend equivalent rights, restricted shares, RSUs, and other share-based awards. These awards are intended to serve as an incentive for officers and employees to provide the Company with effective service and high levels of performance.

Authorized Shares and Share Counting

The total number of shares that may be issued or transferred in connection with awards under the 2020 Plan is 125,000,000 common shares. This represents 8.7% of the fully diluted common shares outstanding as of March 23, 2020.

In addition, any shares subject to outstanding awards under the 2010 Plan that expire, terminate, or are surrendered or forfeited for any reason without issuance of shares after the effective date of the 2020 Plan will automatically become available for issuance under the 2020 Plan. Up to 125,000,000 common shares may be granted as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder (the “Code”). The common shares issuable under the 2020 Plan will consist of authorized and unissued shares or previously issued shares that have been reacquired by the Company.

If any award is canceled, terminates, expires, or lapses for any reason, the shares subject to the award will again be available for grant under the 2020 Plan. In addition, the following items will not count against the aggregate number of common shares available for grant under the 2020 Plan:

∎	any award that is settled in cash rather than by issuance of common shares; and

∎	awards granted in assumption of or in substitution for awards previously granted by an acquired company (commonly referred to as “substitute awards”).

There is no “liberal share counting” under the 2020 Plan. Shares tendered or withheld to pay the option exercise price or tax withholding obligation for any award will continue to count against the aggregate number of common shares available for grant under the 2020 Plan. In addition, the total number of shares covering share-settled SARs or net-settled stock options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any common shares repurchased by the Company with proceeds from the exercise of stock options will not be added back to the pool of shares available to grant under the 2020 Plan.

Limits on Awards to Non-Employee Directors

The 2020 Plan includes annual limits on the awards that may be granted to any Non-Employee Director. The maximum value of awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company during the calendar year, shall not exceed the following in total value (based on the fair market value of the shares underlying the award as of the grant date for awards other than options and SARs, and based on the grant date fair value for options and SARs): (1) $900,000 for the non-employee Chair of the Board, if applicable, and (2) $600,000 for each Non-Employee Director other than the Chair of the Board; provided, however, that awards granted to Non-Employee Directors upon their initial election to the Board shall not count towards these limits. The Board may make exceptions to this limit in extraordinary circumstances to individual Directors, provided the Director receiving any additional compensation does not participate in that decision.

Adjustments upon Changes in Common Shares

If there is any change in the Company’s outstanding common stock because of a share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of shares or other corporate exchange, or any distribution to stockholders other than regular cash dividends or any transaction similar to the foregoing, the Compensation Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares or other securities available for issuance, issued or reserved for issuance pursuant to the 2020 Plan and pursuant to outstanding awards. Additionally, the Compensation Committee shall make equitable adjustments to the exercise price for stock options, the base price for SARs, and any other affected terms of any award.

Administration

The Compensation Committee is generally responsible for the administration of the 2020 Plan. However, the Compensation Committee may delegate its duties and powers under the 2020 Plan, in whole or in part, to a subcommittee consisting of two or more members of the Board who are intended to qualify as “non-employee directors” under Rule 16b-3 under the Exchange Act. With respect to awards granted to participants who are not subject to Section 16 of the Exchange Act, the Compensation Committee also may delegate its duties and powers under the 2020 Plan, in whole or in part, to one or more of the Company’s officers. Notwithstanding the preceding sentences, with respect to awards granted to Non-Employee Directors, the 2020 Plan will be administered by the Board. This summary of the 2020 Plan uses the term “Administrator” to refer to the Compensation Committee, any delegate of the Compensation Committee and the Board, as applicable.

The Administrator will determine the individuals who are eligible to participate in the 2020 Plan; the type, size, and terms of awards; the time or times at which awards will be exercisable or at which restrictions, conditions, and contingencies will lapse; and the terms and provisions of the instruments by which awards will be evidenced. Additionally, the Administrator will establish other restrictions, conditions, and contingencies on awards in addition to those prescribed by the 2020 Plan, will interpret the 2020 Plan and will make all determinations, in its sole discretion, necessary for the administration of the 2020 Plan. All determinations made by the Administrator will be binding on all parties, including participants.

Eligibility

The Administrator may grant awards under the 2020 Plan only to the Board, the Company’s employees, employees of the Company’s subsidiaries and any person who performs services for the Company, its subsidiaries, or its affiliates (whether as a consultant, advisor or otherwise). Prior to the Internalization, employees of the Manager are also eligible to receive awards. As of March 23, 2020, approximately 190 individuals were eligible to receive awards under the 2020 Plan, including 5 executive officers and 9 Non-Employee Directors.

Stock Options

Participants may be granted stock options under the 2020 Plan. Stock options granted under the 2020 Plan may be incentive stock options (“ISOs”) or non-qualified stock options. These stock options entitle the participant to purchase common shares at the exercise price. The exercise price per share will be specified by the Administrator but cannot be less than the fair market value of a common share on the date of grant (generally the closing price of a common share on the New York Stock Exchange on the date of grant); provided, however, that the exercise price cannot be less than 110% of the fair market value on the date of grant in the case of an ISO granted to an individual who owns, or is deemed to own, more than ten percent of the voting power of all classes of the Company’s stock. (The fair market value of a common share as of March 23, 2020 was $4.75.) The exercise price of an option that is a substitute award, however, will be the exercise price of the original option as adjusted in accordance with regulations under the Code.

The exercise price of a stock option may be paid in cash or such other form of consideration as the Administrator determines in its sole discretion. Such consideration may include the surrender of common shares. Payment of the exercise price also may be satisfied by a “net settlement” (by reducing the shares delivered upon exercise of the option) or by a broker-assisted “cashless exercise.”

Subject to the provisions of the 2020 Plan, stock options will become exercisable as prescribed by the Administrator and in the award agreement evidencing the stock option. A stock option will expire at the time set forth in the stock option agreement, but the expiration date will not be later than ten years after the grant date (or five years in the case of ISO granted to a ten percent stockholder). No dividends or dividend equivalents will be paid on stock options under the 2020 Plan.

A participant will not have any rights as a stockholder with respect to the common shares covered by an option until the date that the option is exercised and then only to the extent that shares are issued to the participant.

Stock Appreciation Rights

The Administrator may grant SARs to participants under the 2020 Plan, either as a separate award or in tandem or combination with a stock option. A SAR represents the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the base price of the SAR. The base price will be specified by the Administrator but cannot be less than the fair market value per share on the date of grant (or 110% of the grant date fair market value in the case of a SAR granted in tandem with an ISO granted to a ten percent stockholder). The base price of a SAR that is a substitute award, however, will be the base price of the original SAR as adjusted in accordance with regulations under the Code.

The amount payable upon the exercise of a SAR will be settled with a single cash payment, by the issuance of common shares or a combination of cash and common shares, as determined by the Administrator in its discretion.

Subject to the provisions of the 2020 Plan, SARs will become exercisable as prescribed by the Administrator and the award agreement evidencing the SAR. A SAR will expire at the time set forth in the award agreement, but the expiration date will not be later than ten years after the grant date (or five years in the case of a SAR granted in tandem with an ISO granted to a ten percent stockholder).

No participant will have any rights as a stockholder with respect to the common shares subject to a SAR until the date the SAR is exercised and then only to the extent that it is settled by the issuance of shares.

Restricted Shares

The Administrator may grant participants restricted shares, which is an award of common shares that is subject to a transfer restriction and risk of forfeiture. Subject to the provisions of the 2020 Plan, the restricted shares will be subject to such restrictions and vesting schedule as the Administrator may provide in the award agreement. Any restricted shares granted under the 2020 Plan may be subject to the restriction that the participant not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the restricted shares during a specified period and such other restrictions and conditions as the Administrator may impose. A participant who receives a restricted shares award will have all of the rights of a stockholder with respect to the common shares covered by the award. However, dividends paid on the common shares covered by the restricted shares award will be accumulated and paid when, and to the extent that, the restricted shares award becomes vested.

RSUs

The Administrator may grant RSUs to participants. RSUs represent the right to receive common shares, cash, or a combination of common shares and cash. Subject to the provisions of the 2020 Plan, RSUs will be subject to such restrictions and vesting schedule as the Administrator may provide in the award agreement.

A participant holding RSUs will have no right to transfer any rights under his or her award and will not have any rights as a stockholder until, and then only to the extent that, the RSUs become vested and are settled by the issuance of common shares. However, the Administrator may grant dividend equivalents on the common shares underlying the RSUs, subject to the limitations on dividend equivalent rights described below.

Dividend Equivalent Rights

The Administrator may grant dividend equivalent rights to participants. A dividend equivalent right represents the right to receive a payment equal to the dividend distributions that are paid on a specified number of common shares. Dividend equivalent rights may be granted as separate awards or in conjunction with RSUs and other share-based awards, but may not be granted in connection with stock options or SARs. Dividend equivalent rights may be paid in common shares, cash or a combination of common shares and cash. No amount will be payable under dividend equivalent rights until, and then only to the extent that, the dividend equivalent right becomes vested.

Dividend equivalent rights that are granted in conjunction with another award will vest subject to the same terms and conditions as the related award. Dividend equivalent rights that are granted as separate awards will vest in accordance with the terms and conditions prescribed by the Administrator, subject to the provisions of the 2020 Plan.

A participant will not have any rights as a stockholder on account of the grant of dividend equivalent rights until, and then only to the extent that, the rights become vested and are settled by the issuance of common shares.

Other Share-Based Awards

The Administrator may grant other share-based awards to participants. These awards are grants of common shares or other securities or rights that are valued with reference to common shares. Subject to the provisions of the 2020 Plan, the other share-based award will be subject to such restrictions and vesting schedule as the Administrator may provide in the award agreement. Other share-based awards granted under the 2020 Plan may be subject to the restriction that during a specified period the participant not sell, transfer or otherwise dispose of, or pledge or otherwise hypothecate, the common share or other security subject to the award.

If the other share-based award results in the issuance of common shares on the date of grant, the participant will have all of the rights of a stockholder with respect to the common shares covered by the award. However, dividends paid on the common shares will be accumulated and paid when, and to the extent that, the other share-based award becomes vested. If the other share-based award does not result in the issuance of common shares on the date of grant, the participant will not have any rights as a stockholder on account of the award until, and then only to the extent that, the other share-based award vests and is settled by the issuance of common shares. If the other share-based award does not result in the issuance of common shares on the date of grant, the Administrator may grant dividend equivalent rights in conjunction with the grant of the other share-based award, subject to the limitations on dividend equivalent rights described above.

Change in Control

The 2020 Plan includes special provisions that apply in the event the Company consummates a change in control (as defined in the 2020 Plan). Awards granted to Non-Employee Directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other participants, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity:

∎

For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the Company’s fiscal quarter end preceding the change in control.

∎

For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the participant has a separation from service within two years after the change in control by the Company other than for “cause” or by the participant for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the Company’s fiscal quarter end preceding the change in control.

Sections 280G and 4999 of the Code may trigger excise taxes for certain employees related to compensation that is payable on account of a change in control (often referred to as “parachute payments”). In some cases, accelerated vesting of 2020 Plan awards may be considered parachute payments that trigger these excise taxes. The Company does not provide tax gross-ups to employees for any such excise taxes. Instead, the 2020 Plan includes provisions that require a cut-back in parachute payments in order to avoid triggering these excise taxes if the impacted employee would be made better off on an after-tax basis by a cut-back.

Recoupment or Clawback

Each award granted under the 2020 Plan is subject to any written recoupment or “clawback” policy adopted by the Board, including the Company’s Compensation Recovery (Clawback) Policy described in the Compensation Discussion and Analysis section of this Proxy Statement. Any such policy may subject awards and amounts paid or realized under awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events of wrongful conduct specified in any such policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder.

Stock Ownership and Retention Policy

Awards to executive officers are also subject to the Company’s Stock Ownership and Retention Policy described in the Compensation Discussion and Analysis section of this Proxy Statement. Under that policy, shares received under awards (after taxes) must be held by the executive officer until the later of (i) one year after the shares were acquired upon exercise or vesting, or (ii) the date the stock ownership requirement under the policy has been met.

Amendment and Termination

The Board may terminate the 2020 Plan, in whole or in part, at any time. The Board also may amend the 2020 Plan, but the amendment must be approved by stockholders, if the amendment (i) increases the number of shares that may be issued under the 2020 Plan (other than increases in connection with a stock split, stock dividend or other change in capitalization), (ii) changes the requirements for eligibility to receive awards under the 2020 Plan or (iii) must be approved by stockholders under applicable law or regulations, including the rules of the NYSE.

No Repricing

Without stockholder approval, the Board is not authorized to (i) lower the exercise or base price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2020 Plan, such as stock splits, (ii) take any other action that is treated as a repricing under generally accepted accounting principles, or (iii) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted shares, RSUs, or other share-based award unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

New Plan Benefits

A new plan benefits table for the 2020 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2020 Plan if the 2020 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2020 Plan will be made at the Administrator’s discretion, subject to the terms of the 2020 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2020 Plan are not determinable at this time.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2020 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2020 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2020 Plan.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to certain employees (“Covered Employees”). Covered Employees include any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year. Any individual who is a

Covered Employee in any tax year beginning after December 31, 2016 will remain a Covered Employee for all future years. Section 162(m) may affect the deduction otherwise available to the Company for awards under the 2020 Plan. The Compensation Committee considers the deductibility of compensation as one factor when designing the Company’s executive compensation practices, including awards under the 2020 Plan, and retains the flexibility to award compensation that is consistent with the Company’s executive compensation program even if the awards are not deductible for tax purposes.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights

A participant will not recognize taxable income at the time a SAR is granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by us. This amount is deductible by the Company as compensation expense.

Restricted Shares and RSUs

A participant generally will not have taxable income upon the grant of restricted shares or RSUs. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant. The amount of ordinary income recognized by the participant is deductible by the Company as compensation expense.

Other Share-Based Awards

The U.S. federal income tax consequences of other share-based awards will depend upon the specific terms of each award. The amount of ordinary income recognized is deductible by the Company as compensation expense.

Dividend Equivalent Rights

A participant will not recognize taxable income at the time dividend equivalent rights are granted and the Company will not be entitled to a tax deduction at that time. The participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company under the dividend equivalent rights. This amount is deductible by the Company as compensation expense.

REGISTRATION WITH THE SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act as soon as is practicable after approval of the 2020 Plan by the stockholders.

Equity Compensation Plan Information

On May 27, 2010, at the Company’s 2010 Annual Meeting of Stockholders, stockholders approved the 2010 Plan. The 2010 Plan authorized the Compensation Committee to grant options, stock appreciation rights, dividend equivalent rights, or other share-based awards, including restricted shares up to an aggregate of 25,000,000 shares, subject to adjustments as provided in the 2010 Plan.

The Company had previously adopted a long-term stock incentive plan for executive officers, key employees and Non-Employee Directors (the “Prior Incentive Plan”). Since the adoption of the 2010 Plan, no further awards were made under the Prior Incentive Plan, although existing awards remain effective. All stock options issued under the 2010 Plan and the Prior Incentive Plan (collectively the “Incentive Plans”) were issued at the current market price on the date of grant, subject to an immediate or four year vesting in four equal installments with a contractual term of five or ten years. The grant date fair value is calculated using the Black-Scholes option valuation model.

The following table provides information as of December 31, 2019 concerning shares of the Company’s common stock authorized for issuance under the Incentive Plans.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, RSUs and PSUs (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under the Incentive Plans (excluding securities in column ‘a’) (c)
Equity compensation plans approved by security holders	—	$—	28,735,784
Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	28,735,784

UPDATED EQUITY COMPENSATION PLAN INFORMATION AS OF MARCH 23, 2020

As of March 23, 2020, there were zero shares available for issuance under the Incentive Plans, zero outstanding option awards and 493,880 shares subject to outstanding unvested full value awards.

Audit Committee Matters

PROPOSAL 04

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and stockholders are being asked to ratify this appointment at the Annual Meeting as a matter of good corporate governance. EY has served as Annaly’s independent registered public accounting firm since 2012. In appointing EY, the Audit Committee considered a number of factors, including EY’s independence, objectivity, level of service, industry knowledge, technical expertise, and tenure as the independent auditor. The Company expects that representatives of EY will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of EY is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the stockholders best interest.

The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which it reviews annually, and a brief description of the Audit Committee’s primary responsibilities is included under the heading “Board Committees – Audit Committee” in this Proxy Statement. Under the Audit Committee’s charter, management is responsible for the preparation of the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed Annaly’s audited financial statements with management and with EY, the Company’s independent auditor for 2019.

The Audit Committee has discussed with EY the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”), including the critical audit matters set forth in EY’s audit report and matters concerning EY’s independence. EY has also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with EY their independence from the Company and management, and considered whether non-audit services provided by EY to the Company are compatible with maintaining EY’s independence. In determining whether to appoint EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, the Audit Committee took into consideration a number of factors, including historical and recent performance on the Company’s audit, including service level and quality of staff and overall work; EY’s tenure, independence and objectivity; EY’s capability and expertise, including its understanding of the Company’s business and operations and overall industry knowledge; legal and regulatory considerations; data related to audit quality and performance, including recent PCAOB inspection reports on the firm; the appropriateness of EY’s fees; and the results of a management survey of EY’s overall performance.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Kathy Hopinkah Hannan (Chair)	Thomas Hamilton	Michael Haylon	John H. Schaefer	Vicki Williams

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed for 2019 and 2018 by EY for each of the following categories of services are set forth below:

Service Category	2019	2018
Audit(1)	$3,471,225	$2,735,550

Audit-Related(2)	62,000	62,000

Tax(3)	413,620	449,857

All Other(4)	220,000	134,000

Total	$4,166,845	$3,381,407

1.

Audit fees primarily relate to integrated audits of the Company’s annual consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, reviews of the Company’s quarterly consolidated financial statements, audits of the Company’s subsidiaries’ financial statements, accounting consultations and comfort letters and consents related to SEC registration statements.

2.	Audit-Related fees are primarily for assurance and related services that are traditionally performed by the independent registered public accounting firm.
3.	Tax fees are primarily for preparation of tax returns and compliance services and tax consultations.
4.	All Other fees are for those services not described in one of the other categories.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by the independent registered public accounting firm. The Audit Committee retained EY to provide certain non-audit services in 2019, consisting of tax compliance and consultations, all of which were pre-approved by the Audit Committee.

The Audit Committee determined that the provision by EY of these non-audit services is compatible with EY maintaining its independence.

In addition to the non-audit services described above, the Audit Committee also pre-approved certain audit services, including comfort letters and consents related to SEC registration statements and review of SEC comment letters.

The Audit Committee requires the lead audit partner to be rotated every five years and is involved in selecting each new lead audit partner

The Company understands the need for EY to maintain objectivity and independence as the auditor of its financial statements and internal control over financial reporting. In accordance with SEC rules, the Audit Committee requires the lead EY partner assigned to Annaly’s audit to be rotated at least every five years, and the Audit Committee and its Chair is involved in selecting each new lead audit partner. The Audit Committee approved the hiring of EY to provide all of the services detailed above prior to such independent registered public accounting firm’s engagement. None of the services related to the Audit-Related Fees described above was approved by the Audit Committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the SEC.

PROPOSAL 05

Advisory Stockholder Proposal Regarding Stockholder

Action by Written Consent

John Chevedden, whose address is 2215 Nelson Avenue, Redondo Beach, California, has notified the Company of his intention to present the proposal printed below for stockholder consideration at the Annual Meeting. Mr. Chevedden has furnished evidence of his ownership of 500 shares of the Company’s common stock, which he has owned for at least one year prior to the date he submitted his proposal.

We have printed verbatim the text of Mr. Chevedden’s proposal and his supporting statement. His proposal will be voted on at the Annual Meeting only if it is properly presented by or on behalf of Mr. Chevedden.

The Board makes no recommendation on this stockholder proposal.

STOCKHOLDER PROPOSAL

Proposal 5—Adopt a Mainstream Shareholder Right—Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67% -support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This also seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.

The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

After a 45%-vote (less than a majority vote) for a written consent shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019.

Perhaps BK is starting a new trend in recognizing that a 45%-vote represents a majority vote from the shares that have access to independent proxy voting advice.

And a proxy advisor set certain minimum requirements for a company adopting written consent in case the directors of a company are tempted to adopt a “fig leaf’ version of written consent.

This proposal is another step to improve our corporate governance. In 2019 our directors stood for election for one-year terms for the first time instead of 3-year terms. One-year terms for directors and a shareholder right to act by written consent can both have a favorable impact on our struggling stock price which is down from the $12-range of 2017.

Annual election or each director may be an incentive for our Chairman and CEO, Kevin Keyes, to improve upon his 2019 performance. Mr. Keyes received the most negative votes of any director. Under our old system Mr. Keyes would not have had to answer to a shareholder vote until 2022.

Please vote yes:

Adopt a Mainstream Shareholder Right—Written Consent—Proposal 5

BOARD OF DIRECTORS’ STATEMENT

The Company is very committed to strong corporate governance practices that empower stockholders and promote Board accountability. These practices include:

∎	The Board separated the roles of CEO and Chair of the Board and appointed an Independent Chair;

∎	The Board is in the process of declassifying its structure and all Directors will stand for annual election beginning with the 2021 Annual Meeting;

∎	Directors are elected using a majority vote standard for uncontested elections;

∎	Majority voting to approve amendments to the Company’s bylaws and charter;

∎	No stockholder rights plan (also known as a “poison pill”); and

∎	The Company recently announced the signing of a definitive agreement to internalize its management function, and transition from an externally-managed REIT to an internally-managed REIT.

The evolution of the Company’s corporate governance and stockholder rights frameworks has been informed by ongoing dialogue with its stockholders. As detailed in this Proxy Statement, stockholders have multiple avenues for raising matters with the Board and members of management. The Company conducts year-round engagement with both retail and institutional stockholders, encourages stockholders to communicate in writing with Directors, seriously considers potential Board candidates submitted by stockholders and provides the ability for stockholders to call special meetings outside of the annual meeting process.

The Board has determined not to recommend a vote either for or against the stockholder proposal. Although the proposal is non-binding and advisory in nature, the Board values stockholders’ opinions and will take the results of the vote into consideration, together with any other input from stockholders and other relevant factors, in making a decision regarding whether any changes should be made to the Company’s corporate governance and stockholder rights frameworks.

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 23, 2020 relating to the beneficial ownership, as defined in SEC rules, of the Company’s common stock by (i) each NEO, (ii) each Director and nominee for Director, (iii) all executive officers and Directors as a group, and (iv) all persons that the Company knows beneficially own more than 5% of its outstanding common stock. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security.

Knowledge of the beneficial ownership of the Company’s common stock as shown below is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
David L. Finkelstein	400,000	*

Glenn A. Votek	216,811	*

Serena Wolfe(4)	-	*

Timothy P. Coffey	38,000	*

Anthony C. Green	151,000	*

Francine J. Bovich	124,773	*

Wellington J. Denahan	1,826,864	*

Katie Beirne Fallon	31,230	*

Jonathan D. Green	176,952	*

Thomas Hamilton(5)	355,592	*

Kathy Hopinkah Hannan	15,592	*

Michael Haylon	131,202	*

John H. Schaefer	157,652	*

Donnell A. Segalas(6)	230,085	*

Vicki Williams	28,450	*

Kevin G. Keyes(7)	1,284,779	*

All executive officers and Directors as a group (16 people)	5,168,982	*

BlackRock, Inc.(8)	158,641,946	11.1%

The Vanguard Group, Inc.(9)	137,595,086	9.6

*	Represents beneficial ownership of less than one percent of the common stock.
1.

The business address of each Director and NEO is c/o Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036. To the best of the Company’s knowledge, each Director and NEO has sole voting and investment power with respect to the shares he or she beneficially owns.

2.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person, or such group of persons, has the right to acquire within 60 days of the date of determination. The DSUs included in the above table are as follows: Francine J. Bovich 111,273 DSUs; Wellington J. Denahan 15,592 DSUs; Katie Beirne Fallon 15,592 DSUs; Jonathan D. Green 131,202 DSUs; Thomas Hamilton 15,592 DSUs; Kathy Hopinkah Hannan 15,592 DSUs; Michael Haylon 131,202 DSUs; John H. Schaefer 70,158 DSUs; Donnell A. Segalas 120,635 DSUs; and Vicki Williams 28,450 DSUs.

3.

For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or group of persons has the right to acquire within 60 days, including DSUs, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the class owned by such person or group of persons, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by any other person or group of persons.

4.	Ms. Wolfe was appointed as the Company’s Chief Financial Officer effective December 9, 2019.
5.	Includes: (i) 130,000 shares owned by Cure FA Foundation, Inc., and (ii) 80,000 shares owned by the 2012 Hamilton Family Trust.
6.

Includes: (i) 3,000 shares owned by the Hercules Segalas Irrevocable Trust, (ii) 900 shares owned by Mr. Segalas’ daughters, and (iii) 2,100 shares owned by the Katherine Lacy Segalas Devlin Irrevocable Trust. Mr. Segalas disclaims beneficial ownership of these 6,000 shares.

7.

Mr. Keyes stepped down as an executive officer and Director of the Company effective as of November 21, 2019. The beneficial ownership amount shown in the table above for Mr. Keyes is based on his holdings as reported in his most recent Form 4, which was filed with the SEC on May 7, 2019.

8.

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, as a parent holding company or control person of certain named funds (“BlackRock”), filed a Schedule 13G/A on February 4, 2020 reporting, as of December 31, 2019, beneficially owning 158,641,946 shares of common stock with the sole power to vote or to direct the vote of 146,499,161 shares of common stock and the sole power to dispose or to direct the disposition of 158,641,946 shares of common stock. This information is based solely on information contained in the Schedule 13G/A filed by Blackrock.

9.

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, as a parent holding company or control person of certain named funds (“Vanguard”), filed a Schedule 13G/A on February 12, 2020 reporting, as of December 31, 2019, beneficially owning 137,595,086 shares of common stock with the sole power to vote or to direct the vote of 1,041,479 shares of common stock, the shared power to vote or to direct the vote of 919,627 shares of common stock, the sole power to dispose or to direct the disposition of 135,762,216 shares of common stock and the shared power to dispose or to direct the disposition of 1,832,870 shares of common stock. This information is based solely on information contained in the Schedule 13G/A filed by Vanguard.

Other Information

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at www.sec.gov.

Annaly’s website is www.annaly.com. The Company makes available on this website under “Investors—SEC Filings,” free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as well as proxy statement and other information filed with or furnished to the SEC as soon as reasonably practicable after such materials are electronically submitted to the SEC.

Additionally, on written request, the Company will provide without charge to each record or beneficial holder of the Company’s common stock as of the close of business on March 23, 2020 (the “Record Date”) a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC. You should address your request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036 or email your request to investor@annaly.com.

STOCKHOLDER PROPOSALS

Any stockholder intending to propose a matter for consideration at the Company’s 2021 Annual Meeting and have the proposal included in the proxy statement and form of proxy for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals (Rule 14a-8 of the Exchange Act), submit the proposal in writing no later than December 9, 2020, in order to be timely.

Pursuant to the Company’s current Amended and Restated Bylaws (“Bylaws”), any stockholder intending to nominate a Director or present a proposal at an annual meeting of stockholders that is not intended to be included in the proxy statement for such annual meeting must provide written notification not later than 5:00 p.m. Eastern Time on the date that is 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at the 2021 Annual Meeting must provide written notification of such proposal by December 9, 2020, but in no event earlier than November 9, 2020.

Any such nomination or proposal should be sent to Anthony C. Green, the Chief Corporate Officer, Chief Legal Officer and Secretary, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036 and, to the extent applicable, must include the information required by the Company’s Bylaws.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q	When and where is the Annual Meeting?

A

The Annual Meeting will be held on May 20, 2020, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/NLY2020. If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials.

Q	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A

The SEC has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit the Company to furnish proxy materials, including this Proxy Statement and the Annual Report, to stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice, which will be mailed to stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions for requesting such materials printed on the Notice.

Q	Can I vote my shares by filling out and returning the Notice?

A

No. The Notice identifies the items to be considered and voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or how to vote at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q	Who is entitled to vote at the Annual Meeting?

A	Only common stockholders of record as of the close of business on the Record Date (March 23, 2020) are entitled to vote at the Annual Meeting.

Q	How can I vote my shares?

A

You may vote online during the Annual Meeting prior to the closing of the polls at www.virtualshareholdermeeting.com/NLY2020, or by proxy via Internet (www.proxyvote.com), telephone (1-800-690-6903), or by completing and returning your proxy card. The Company recommends that you authorize a proxy to vote even if you plan to virtually attend the Annual Meeting as you can always change your vote online at the meeting. You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, May 19, 2020, the day before the meeting date.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received prior to 11:59 p.m., Eastern Time, May 19, 2020, the day before the meeting date. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board.

Q	What quorum is required for the Annual Meeting?

A

A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast on any matter are present, in person or by proxy. At the close of business, on the Record Date there were 1,430,424,398 outstanding shares of the Company’s common stock, each entitled to one vote per share. Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.

Q	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A	Proposal	Vote Required	Discretionary Voting Allowed?	Board Recommendation
	(1) Election of Directors listed herein	Majority	No	FOR

	(2) Advisory approval of executive compensation	Majority	No	FOR

	(3) Approval of the Company’s 2020 Equity Incentive Plan	Majority	No	FOR

	(4) Ratification of the appointment of Ernst & Young LLP	Majority	Yes	FOR

	(5) Consideration of advisory stockholder proposal regarding written consent	Majority	No	N/A

“Majority” means (a) with regard to an uncontested election of Directors, the affirmative vote of a majority of total votes cast for and against the election of each Director; and (b) with regard to the advisory approval of executive compensation, the approval of the Company’s 2020 Equity Incentive Plan, the ratification of the appointment of EY and consideration of a stockholder proposal, a majority of the votes cast on the matter at the Annual Meeting.

“Discretionary voting” occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the NYSE permit such bank, broker, or other holder of record to vote (“routine matters”). When banks, brokers, and other holders of record are not permitted under the NYSE rules to vote the beneficial owner’s shares on a proposal (“non-routine matters”), if you do not provide voting instructions, your shares will not be voted on such proposal. This is referred to as a “broker non-vote.”

For each of the proposals above, you can vote or authorize a proxy to vote “FOR,” “AGAINST” or “ABSTAIN.”

Q	What is the effect of abstentions and “broker non-votes” on the proposals submitted at the Annual Meeting?

A	Abstentions will have no effect on Proposal 1, Proposal 2, Proposal 4 or Proposal 5. Abstentions will have the same effect as a vote against Proposal 3.

“Broker non-votes,” if any, will have no effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 5. As they are routine matters and discretionary voting is allowed, “broker non-votes” are not applicable to Proposal 4.

Q	How will my shares be voted if I do not specify how they should be voted?

A	Properly executed proxies that do not contain voting instructions will be voted as follows:

(1)	Proposal No. 1: FOR the election of each Director nominee listed herein;

(2)	Proposal No. 2: FOR the approval, on a non-binding and advisory basis, of the Company’s executive compensation as described in this Proxy Statement;

(3)	Proposal No. 3: FOR the approval of the Company’s 2020 Equity Incentive Plan;

(4)	Proposal No. 4: FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

(5)	Proposal No. 5: ABSTAIN from voting on the advisory stockholder proposal regarding written consent.

The Company officers you authorize as proxies may exercise their proxy and vote your shares for one or more postponements or adjournments of the Annual Meeting, including postponements or adjournments to permit further solicitations of proxies.

Q	What do I do if I want to change my vote?

A

You may revoke a proxy at any time before it is exercised by filing a duly executed revocation of proxy, by submitting a duly executed proxy with a later date, using the phone or online voting procedures, or by participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.

Q	How will voting on any other business be conducted?

A

Other than the five proposals described in this Proxy Statement, the Company knows of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the meeting, your signed proxy card authorizes David L. Finkelstein, Chief Executive Officer and Chief Investment Officer, and Anthony C. Green, Chief Corporate Officer, Chief Legal Officer and Secretary, or either of them acting alone, with full power of substitution in each, to vote on those matters in their discretion.

Q	Who will count the vote?

A	Representatives of American Election Services, LLC, the independent inspector of elections, will count the votes.

Q	How can I participate in the Annual Meeting?

A

All stockholders of record as of the Record Date can attend the Annual Meeting online at www.virtualshareholdermeeting.com/NLY2020. You will be able to ask questions during the meeting. An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at

1-877-328-2502. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot vote from such audio broadcast. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for online check-in procedures.

Q	What is the pre-meeting forum and how can I access it?

A

One of the benefits of the online Annual Meeting format is that it allows the Company to communicate more effectively with its stockholders via a pre-meeting forum that you can access by visiting www.proxyvote.com. Through use of the pre-meeting forum, stockholders can submit questions in advance of the Annual Meeting and view copies of the Company’s proxy materials. The Company will respond to as many inquiries at the Annual Meeting as time allows.

Q	Why is the Company holding the Annual Meeting online?

A

The Company believes that the virtual meeting format allows enhanced participation of, and interaction with, its global stockholder base, while also being sensitive to the public health and travel concerns that stockholders may have in light of the COVID-19 pandemic. Virtual meetings also reduce costs for both the Company and its stockholders and reflect the Company’s commitment to environmentally-friendly practices.

Q	What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting on May 20, 2020?

A

Prior to the day of the Annual Meeting on May 20, 2020, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free 1-866-232-3037 in the United States or 1-720-358-3640 if calling from outside the United States If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

Q	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

A

If you encounter any difficulties accessing the live webcast of the Annual Meeting during the check-in or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free 1-855-449-0991 in the United States or 1-720-378-5962 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 8:30 a.m. Eastern Time with any difficulties.

Q	How will the Company solicit proxies for the Annual Meeting?

A

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of mail, but Directors, executive officers and employees, who will not be specially compensated, may solicit proxies from stockholders by telephone, facsimile or other electronic means or in person. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

The Company has retained Georgeson Inc., a proxy solicitation firm, to assist it in the solicitation of proxies in connection with the Annual Meeting. The Company will pay Georgeson a fee of $15,000 for its services. In addition, the Company may pay Georgeson additional fees depending on the extent of additional services requested by the Company and will reimburse Georgeson for expenses Georgeson incurs in connection with its engagement by the Company. In addition to the fees paid to Georgeson, the Company will pay all other costs of soliciting proxies.

Stockholders have the option to vote over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and access charges for which you will be responsible.

Q	What is “Householding” and does Annaly do this?

A

“Householding” is a procedure approved by the SEC under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of a company’s Proxy Statement and Annual Report unless one or more of these stockholders notifies the company or their respective bank, broker or other intermediary that they wish to continue to receive individual copies. The Company engages in this practice as it reduces printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he, she or it may request it by writing to Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations, by emailing investor@annaly.com, or by calling 212-696-0100, and the Company will promptly deliver the requested Annual Report or Proxy Statement. If a stockholder of record residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he, she or it may contact the Company in the same manner. If you are an eligible stockholder of record receiving multiple copies of the Company’s Annual Report and Proxy Statement, you can request householding by contacting the Company in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the bank, broker or other nominee.

Q	Could the Annual Meeting be postponed or adjourned?

A

If a quorum is not present or represented, the Company’s Bylaws permit the Chair of the meeting to adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting. Additionally, the Board is permitted to postpone the meeting to a date not more than 120 days after the record date for the Annual Meeting without setting a new record date, provided, that the Company must announce the date, time and place to which the meeting is postponed not less than ten days prior to the date of such postponed meeting.

Q	Who can help answer my questions?

A	If you have any questions or need assistance voting your shares or if you need copies of this Proxy Statement or the proxy card, you should contact:

Annaly Capital Management, Inc. 1211 Avenue of the Americas New York, NY 10036 Phone: 1-888-8 ANNALY Facsimile: (212) 696-9809 Email: investor@annaly.com Attention: Investor Relations

The Company’s principal executive offices are located at the address above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform, future opportunities, the anticipated internalization, and governance and compensation outlooks. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, the macro- and micro-economic impact of the COVID-19 pandemic; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow our commercial real estate business; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks and uncertainties associated with the Internalization, including but not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the Internalization Agreement; the outcome of any legal proceedings that may be instituted against the parties to the Internalization Agreement; the inability to complete the Internalization due to the failure to satisfy closing conditions or otherwise; risks that the Internalization disrupts the Company’s current plans and operations; the impact, if any, of the announcement or pendency of the Internalization on the Company’s relationships with third parties; and the amount of the costs, fees, expenses charges related to the Internalization; and the risk that the expected benefits, including long-term cost savings, of the Internalization are not achieved. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Endnotes

Annaly at a Glance, Internalization & Recent Operating Achievements (page 2)

1.	Based on market capitalization as of March 23, 2020.
2.	For addition informational on the Internalization, please refer to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2020.
3.	Economic return represents change in book value plus dividends declared over prior period’s book value.
4.

Credit assets represent whole loan, CMBS and equity assets originated or purchased across Annaly Residential Credit Group (“ARC”), Annaly Commercial Real Estate Group (“ACREG”) and Annaly Middle Market Lending Group (“AMML”) and includes unfunded commitments of $117.6mm comprised of ACREG and AMML loans. There can be no assurance whether these deals will close or when they will close.

5.

Residential whole loan securitizations since 2019 include: (1) a $394mm residential whole loan securitization in January 2019; (2) a $388mm residential whole loan securitization in April 2019; (3) a $384mm residential whole loan securitization in June 2019; (4) a $463mm residential whole loan securitization in July 2019; (5) a $465mm residential whole loan securitization in October 2019; (6) a $375mm residential whole loan securitization in January 2020; and (7) a $468mm residential whole loan securitization in February 2020.

6.

“GSE Reform: Unfinished Business,” V.S. Srinivasan, A. Strzodka and A. Rajadhyaksha, Barclays (June 2019). For more information please refer to: https://www.annaly.com/investors/news/thought-leadership.

7.

Represents $840mm of gross proceeds raised from the January 2019 common equity offering before deducting the underwriting discount and other estimated offering expenses and $570mm raised through the Company’s at-the-market sales program for its common stock, which was entered into in January 2018, net of sales agent commissions and other offering expenses. The January 2019 common equity offering includes the underwriters’ full exercise of their overallotment option to purchase additional shares of stock. Share repurchases are under the Company’s current authorized share repurchase program that expires in December 2020.

Annaly’s Diversified Shared Capital Model (page 3)

Note: Market data as of January 31, 2020. Financial data as of December 31, 2019.

1.

Assets represent Annaly’s portfolio of investments on its balance sheet. Agency assets include TBA purchase contracts (market value) of $6.9bn and MSRs of $378.1mm and exclude securitized debt of consolidated VIEs of $1.0bn. Residential Credit assets exclude securitized debt of consolidated VIEs of $2.0bn. Commercial Real Estate assets exclude securitized debt of consolidated VIEs of $2.6bn.

2.

Capital represents the capital allocation for each of the four investment strategies and is calculated as the difference between each investment strategies’ assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders’ equity.

3.

Sector rank compares Annaly dedicated capital in each of its four investment strategies as of December 31, 2019 (adjusted for P/B as of January 31, 2020) to the market capitalization of the companies in each respective comparative sector as of January 31, 2020. The companies in each comparative sectors are selected as follows: for Agency, Commercial Real Estate and Residential Credit sector ranking represent “Agency Peers” (AGNC, ANH, ARR, CMO, EARN and ORC), “Commercial Peers” (ABR, ACRE, ARI, BXMT, GPMT, HCFT, KREF, LADR, LOAN, RC, SACH, STWD, TRTX and XAN) and “Hybrid Peers” (AJX, CHMI, CIM, DX, IVR, MFA, MITT, NRZ, NYMT, PMT, RWT, TWO and WMC), respectively, within the Bloomberg Mortgage REIT Index as of January 31, 2020 and for Middle Market Lending sector ranking is the S&P BDC Index as of January 31, 2020.

Delivering Significant Value for Stockholders (page 4)

1.	Data shown since Annaly’s initial public offering in October 1997 through January 31, 2020 and includes common and preferred dividends declared.

The Manager’s 2019 Executive Compensation Program (page 5)

1.

Aggregated bonus amounts for 2019 reflect payments made to NEOs (other than the Company’s former Chairman, CEO and President who did not receive any compensation for serving in these roles, but had an ownership interest in the management fees until his departure from the Company and the Manager in November 2019) in January 2020 based on 2019 performance.

2.

The core performance metrics referred to herein exclude the premium amortization adjustment, which represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Board Composition, Structure and Refreshment (page 7)

1.	“Continuing Directors” represent the eleven members of the Board following the 2020 Annual Meeting (assuming all nominees are elected).
2.	Directors have self-identified as bringing diversity to the Board by way of gender, race, ethnicity, national origin or other characteristics.

Corporate Governance at Annaly (page 10)

1.	“Key Committees” represent the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Board Committees (page 19)

1.	Mr. J. Green has not been renominated as a Director and will step down from the Board following the Annual Meeting in line with the Board’s refreshment policy.

Audit Committee & Compensation Committee (page 20)

1.	Mr. J. Green has not been renominated as a Director and will step down from the Board following the Annual Meeting in line with the Board’s refreshment policy.

Corporate Responsibility Committee, NCG Committee  & Risk Committee (page 21)

1.	Mr. J. Green has not been renominated as a Director and will step down from the Board following the Annual Meeting in line with the Board’s refreshment policy.

Board Effectiveness, Self-Evaluations and Refreshment (page 24)

1.	“Continuing Directors” represent the eleven members of the Board following the 2020 Annual Meeting (assuming all nominees are elected).

Summary of 2019 NEO Compensation (page 32)

1.

The Company’s former Chairman, CEO and President Kevin Keyes did not receive any compensation for serving in these roles, but had an ownership interest in the management fees until his departure from the Company and the Manager in November 2019.

2.	Aggregated bonus amounts for 2019 reflect payments made to NEOs in January 2020 based on 2019 performance.
3.

The core performance metrics referred to herein exclude the premium amortization adjustment, which represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

ANNEX A

ANNALY CAPITAL MANAGEMENT, INC.

2020 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in attracting, rewarding, and retaining employees, Non-Employee Directors or other individuals who provide services to the Company or an Affiliate and to motivate such individuals to stimulate their efforts toward the Company’s continued success, long-term growth and profitability by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

Section 2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)    Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or a stockholder of the Company has an interest.

(c)    Award: An Option, Stock Appreciation Right, Dividend Equivalent Right, Other Share-Based Award, Restricted Shares or RSUs, granted pursuant to the Plan.

(d)    Board: The Board of Directors of the Company.

(e)    Change in Control: The occurrence of any of the following events:

i.    any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company);

ii.    consummation of any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportions as their ownership of the combined voting power of the securities of the Company immediately preceding such transaction;

iii.    there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the liquidation or dissolution of the Company; or

iv.    the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period

(provided such Director is not an individual whose election or nomination was in connection with an actual or threatened proxy contest relating to the election of Directors of the Company or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board), shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A of the Code and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.

(f)    Code: The Internal Revenue Code of 1986, as amended, or any successor thereto. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(g)    Committee: The Compensation Committee of the Board or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan or the Committee’s delegate as authorized in accordance with Section 4 of the Plan. The Board may exercise any power or right of the Committee. With respect to any Award granted to a Non-Employee Director, references in the Plan to the Committee shall mean the Board.

(h)    Company: Annaly Capital Management, Inc., a Maryland corporation.

(i)    Dividend Equivalent Right: A right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on common stock of the Company.

(j)    Effective Date: The date the shareholders of the Company approve the Plan.

(k)    Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in its sole discretion, in accordance with any applicable requirements of Section 409A of the Code.

(l)    ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(m)    Manager: Annaly Management Company LLC.

(n)    Non-Employee Director: A member of the Board who on the date an Award is granted is not an employee or officer of the Company or an employee or officer of the Manager.

(o)    Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(p)    Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)    Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(r)    Participant: Members of the Board, employees of the Company or an Affiliate, employees of the Manager or any individual who performs services for the Company or an Affiliate (whether as a consultant, advisor or otherwise) who is selected by the Committee to participate in the Plan.

(s)    Plan: The 2020 Equity Incentive Plan.

(t)    Prior Plan: The Company’s 2010 Equity Incentive Plan effective May 27, 2010.

(u)    Restricted Shares: An Award of Shares to a Participant under Section 9 that may be subject to certain restrictions and a risk of forfeiture.

(v)    RSU: A restricted share unit, granted pursuant to Section 9 of the Plan, which represents the right to receive a Share or cash of equivalent value.

(w)    Shares: Shares of common stock of the Company, subject to adjustment pursuant to Section 10 of the Plan.

(x)    Stock Appreciation Right: A stock appreciation right, granted in connection with or independent of the grant of an Option, pursuant to Section 7 of the Plan.

Section 3. Shares Subject to the Plan

(a)    Authorized Number of Shares. Subject to this Section 3, and subject to adjustments as provided in Section 10, the total number of Shares that may be issued with respect to Awards granted under the Plan, in the aggregate, may not exceed 125,000,000 Shares. In addition, Shares underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares or settled in cash shall be available for the grant of new Awards under this Plan. No new awards shall be granted under the Prior Plan following the Effective Date. The Shares that may be used hereunder may consist, in whole or in part, of unissued Shares or previously issued Shares that have been reacquired by the Company, as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time, unless otherwise determined by the Committee.

(b)    Share Counting.

i.    General. Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 3(a), subject to the provisions of this Section 3(b).

ii.    Cash-Settled Awards. Any Award settled in cash shall not be counted as Shares for any purpose under this Plan.

iii.    Expired or Terminated Awards. If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards under the Plan.

iv.    Payment of Option Price or Tax Withholding in Shares. The full number of Shares with respect to which an Option or Stock Appreciate Right is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 3(a) above. Similarly, if Shares are issued in connection with the exercise of a Stock Appreciation Right, the total number of Shares available for issuance under the Plan shall be reduced by the number of Shares for which the Stock Appreciation Right was exercised. In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned Shares or having the Company withhold Shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 3(a) above.

v.    Substitute Awards. The provisions of this Section 3 shall not be applicable to Awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding Awards or obligations to grant future awards as a condition of the Company acquiring another entity so long as the ratio of exercise price to Fair Market Value in effect with respect to such Award or obligation before its settlement, assumption or substitution is maintained after giving effect to such settlement, assumption or substitution (“Substitute Awards”).

(c)    Award Limits.

i.    ISOs. Subject to adjustment under Section 10, 125,000,000 Shares available for issuance under the Plan shall be available for issuance under ISOs.

ii.    Non-Employee Director Award Limits. The maximum value of Awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company during the calendar year, shall not exceed the following in total value (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Awards other than Options and Stock Appreciation Rights, and based on the Grant Date fair value for accounting purposes for Options and Stock Appreciation Rights): (1) $900,000 for the non-employee Chair of the Board, if applicable, and (2) $600,000 for each Non-Employee Director other than the Chair of the Board; provided, however, that Awards granted to Non-Employee Directors upon their initial election to the Board shall not count towards the limits in this paragraph. The Board may make exceptions to the limits in this paragraph in extraordinary circumstances for individual Non-Employee Directors; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 4. Administration

The Plan shall be administered by the Committee. The Committee may delegate its duties and powers in whole or in part as it determines with respect to Awards, including delegation to a subcommittee consisting of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) or, with respect to Awards granted to Participants who are not subject to Section 16 of the Act, delegation to one or more officers of the Company. The Committee may grant Awards under this Plan only to Participants; provided that in the discretion of the Committee Substitute Awards may be made under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 5. Limitations on Granting Awards

No Award may be granted under the Plan after the tenth anniversary of the earlier of (i) the date the stockholders approve the Plan or (ii) the date the Board adopts the Plan, but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms of the Plan.

Section 6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)    Option Price; Exercisability. Other than any Substitute Awards, any Option granted under the Plan shall have an Option Price of not less than the Fair Market Value of one Share on the date the Option is granted. Any Option granted under the Plan shall be vested and exercisable upon such terms and conditions as may be determined by the Committee. The Option Price of an Option that is a Substitute Award shall be determined by the Committee in a manner consistent with Section 409A of the Code.    The option period or term of any Option granted under the Plan shall be specified by the Committee but the Committee cannot specify an option period or term longer than ten years after the date the Option is granted.

(b)    Exercise of Options. Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) through (vi) in the following sentence. Except as otherwise provided in an Award, the Option Price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Company at the time of exercise, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and, to the extent permitted by the Company at the time of exercise, partly in such Shares; (iv) to the extent permitted by applicable law through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, (v) to the extent permitted by the Company at the time of exercise, through net settlement in Shares (a “cashless exercise”) or (vi) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. The Committee may also authorize the Company to make or facilitate loans to Participants to enable them to exercise Options to the extent not prohibited by applicable law. The Committee may permit Participants to exercise Options in joint-tenancy with the Participant’s spouse.

(c)    ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have an Option Price of less than the Fair Market Value of one Share on the date granted or have a term in excess of ten years. Additionally, no ISO may be granted to any Participant who, at the time of such grant, owns (or is deemed to own under the applicable attribution rules of the Code) more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of one Share on the date the ISO is granted and (ii) the date on which such ISO expires is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. An Option shall constitute an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all ISOs held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or Directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d)    Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price (or taxes relating to the exercise of an Option) by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e)    Shareholder Rights. No Participant shall have any rights as a shareholder of the Company with respect to Shares subject to an Option until the date of exercise of the Option and the issuance of Shares to the Participant.

Section 7. Terms and Conditions of Stock Appreciation Rights

(a)    Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

(b)    Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount, other than with respect to any Substitute Award, be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. The exercise price per Share of a Stock Appreciation Right that is a Substitute Award shall be determined by the Committee in a manner consistent with Section 409A of the Code. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares for which the Stock Appreciation Right is exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.    The preceding sentence shall not apply to a Stock Appreciation Right granted to a Non-Employee Director. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fractional Share or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit; provided that no Stock Appreciation Right may remain exercisable more than 10 years after the date of grant.

(d)    Shareholder Rights. No Participant shall have any rights as a shareholder of the company with respect to the Shares subject to a Stock Appreciation Right until the date the Stock Appreciation Right is exercised and then only to the extent that the Stock Appreciation Right is settled by the issuance of Shares

Section 8. Terms and Conditions of Dividend Equivalent Rights

(a)    Grants. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee; provided, however, that Dividend Equivalent Rights shall not be granted in relation to an Option or Stock Appreciation Right. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

(b)    Certain Terms. The terms of a Dividend Equivalent Right shall be set by the Committee in its discretion. Dividend Equivalent Rights shall not be vested before the Award related to the Dividend Equivalent Rights becomes vested. Payment of the amount determined in accordance with Section 8(a) shall be in cash, in common stock or a combination of the both, as determined by the Committee. Dividend Equivalent Rights will be paid only after, and only to the extent, that the related Award (or the Dividend Equivalent Right if such right is not granted in relation to another Award) becomes vested.

(c)    Other Types of Dividend Equivalent Rights. The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants.

Section 9. Restricted Shares, RSUs and Other Share-Based Awards

(a)    Generally. The Committee, in its sole discretion, may grant Awards of Restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of Shares (“Other Share-Based Awards”). Awards of Restricted Shares, Awards of RSUs and other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the applicable vesting provisions, the right to receive one or more Shares (or the equivalent cash value of such Shares) only upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Awards of Restricted Shares, Awards of RSUs and other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Awards of Restricted Shares, Awards of RSUs and Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Awards; (iii) whether such Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of Awards (including, without limitation, provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)    Shareholder Rights.

(i) The Shares subject to an Award of Restricted Shares and any Shares issued in connection with the grant of an Other Share-Based Award shall be evidenced by book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent. While the Shares subject to an Award of Restricted Shares or issued in connection with the grant of an Other Share-Based Award may be forfeited or are nontransferable, a Participant will have all the rights of a shareholder of the Company with respect to the Shares, including the right to vote the Shares and receive dividends; provided, however, that dividend payments will be accumulated (with or without interest as determined by the Committee) and paid to the Participant only after, and to the extent that, the Award of Restricted Shares or Other Share-Based Award becomes vested. During the period that the Shares subject to an Award of Restricted Shares or issued in connection with the grant of an Other Share-Based Award may be forfeited or are nontransferable (x) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares and (y) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to the Shares. The limitations set forth in the preceding sentence shall not apply after the Shares subject to an Award of Restricted Shares or an Other Share-Based Award are transferable and are no longer forfeitable.

(ii) No Participant shall, as a result of receiving an Award of RSUs or an Other Share-Based Award in which Shares are not issued upon its grant, have any rights as a shareholder of the Company until the date such Award is settled and then only to the extent that such Award is settled by the issuance of Shares. The Committee may grant Dividend Equivalent Rights with respect to an Award of RSUs or an Other Share-Based Award in which Shares are not issued upon its grant, subject to the provisions of Section 8.

Section 10. Adjustments Upon Certain Events

Subject to Section 18 below, the following provisions shall apply to all Awards granted under the Plan:

(a)    Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders other than regular cash dividends or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities available for issuance, issued or reserved for issuance pursuant to the Plan and pursuant to outstanding Awards; (ii) the award limits in Section 3(c); (iii) the Option Price or exercise price of any Stock Appreciation Right; and/or (iv) any other affected terms of any Award.

(b)    Change in Control.

i.    For Awards granted to Non-Employee Directors, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

ii.    For Awards granted to any other Participants, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control, as provided in the applicable transaction agreement:

A.    To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Awards with performance-vesting conditions, shall lapse and become vested and non-forfeitable, and for any outstanding Awards with performance-vesting conditions the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

B.    To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Participant has a termination from service either (1) by the Company other than for “cause” or (2) by the Participant for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Awards with performance-vesting conditions, shall lapse and become vested and non-forfeitable, and for any outstanding Awards with performance-vesting conditions the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the termination of service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

(c)    Committee Decisions Controlling; No Limitations on Company. Adjustments under this Section 10 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

Section 11. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Section 12. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 13. Transferability of Awards

Other than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an Award shall not be transferable or assignable by the Participant; provided, however, that the Committee may permit the transfer or assignment by the Participant (other than with respect to ISOs) to (i) the spouse, qualified domestic partner, children, or grandchildren of the Participant and any other persons related to the Participant as may be approved by the Committee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, upon such terms and conditions as set forth by the Committee.

An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Section 14. Amendments or Termination; No Repricing

(a)    Amendment and Termination. Subject to Section 10 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (a) increase the maximum number of Shares available for Awards under the Plan (including the limits applicable to the different types of Awards) or change the class of individuals eligible to be Participants under the Plan (other than amendments having such purpose that are approved by a majority of the stockholders of the Company that are present and entitled to vote on such matter at a meeting duly convened for such purposes (or such other standard of stockholder vote as may be required by applicable state or federal law)); (b) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (c) be prohibited by applicable law or otherwise require stockholder approval; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

(b)    No Repricing of Options or Stock Appreciation Rights.    In no event may the Board amend the Plan or any Award to provide for the repricing of any Option Price or exercise price of any Stock Appreciation Rights without the approval by the stockholders of the Company. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its Option Price or exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 10 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.”

Section 15. International Participants

With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Section 16. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws.

Section 17. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

Section 18. Section 409A

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee reasonably determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code, provided that under no circumstances shall the Company or any affiliate be liable for or indemnify any Participant for any additional taxes or other amounts that may be imposed upon such Participant pursuant to or as a result of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and additional taxes under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s separation from service with the Company shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Section 19. Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. In that regard, the Company may cause any such tax withholding obligation to be satisfied by the Company withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the total tax which could be imposed on the transaction. In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the total tax which could be imposed on the transaction or (ii) tendering previously acquired Shares having an aggregate Fair Market Value equal to the total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 20. Recoupment

Each Award granted under the Plan is subject to any written recoupment or “clawback” policy adopted by the Board. Any such policy may subject Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an account restatement due to the Company’s material noncompliance with financial reporting regulations or other events of wrongful conduct specified in any such policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Board determines should apply to the Plan.

Section 21. Section 280G

Notwithstanding any other provision of this Plan, the benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant may be entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan are referred to as “Payments”) are subject to reduction in accordance with, and to the extent provided by, this Section 21.

If the Participant’s receipt of all Payments would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the aggregate present value of the Payments shall be reduced (but not below zero) to the Reduced Amount if and only if the Accounting Firm determines that the reduction will provide the Participant with a greater Net After Tax Amount than the Participant would realize without any reduction. No reduction shall be made, and the Participant will be entitled to receive all of the Payments, unless the reduction would provide the Participant with a greater Net After Tax Amount.

The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of all Payments without causing any Payment to be subject to the Excise Tax, determined in accordance with Section 280G(d)(4) of the Code. The term “Excise Tax” means the excise tax imposed under Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

The “Net After Tax Amount” means the amount of the Payments or the Reduced Amount, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Payments or the Reduced Amount.

If any Payments are reduced under this Section 21, then the Payments shall be reduced on a nondiscretionary basis in such a way to minimize the reduction in economic value deliverable to the Participant. Where more than one Payment has the same value for this purpose and they are payable at different times, they will be reduced on a pro rata basis.

As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes its determinations under this Section 20, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 21 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 21 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that repayment will not be required unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant by the Company.

All determinations under this Section 21 shall be made by an independent certified public accounting firm selected by the Company and agreed to by the Participant immediately prior to any Change in Control (the “Accounting Firm”). The Accounting Firm shall provide its determinations and any supporting calculations both to the Company and the Participant within ten days of the Change in Control. Any such determination by the Accounting Firm shall be binding upon the Company and the Participant. All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section 21 shall be borne solely by the Company.

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting ANNALY CAPITAL MANAGEMENT, INC. 1211 AVENUE OF THE AMERICAS date. Have your proxy card in hand when you access the web site and follow NEW YORK, NY 10036 the instructions to obtain your records and to create an electronic voting ATTN: ANTHONY C. GREEN instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/NLY2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D06958-P32445 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ANNALY CAPITAL MANAGEMENT, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Francine J. Bovich ! ! ! The Board of Directors recommends you vote FOR For Against Abstain proposal 2: 1b. Katie Beirne Fallon ! ! ! 2. Advisory approval of the Company’s executive ! ! ! compensation. 1c. David L. Finkelstein ! ! ! The Board of Directors recommends you vote FOR proposal 3: 1d. Thomas Hamilton ! ! ! 3. Approval of the Company’s 2020 Equity Incentive Plan. ! ! ! 1e. Kathy Hopinkah Hannan ! ! ! The Board of Directors recommends you vote FOR proposal 4: 1f. John H. Schaefer ! ! ! 4. Ratification of the appointment of Ernst & Young LLP ! ! ! as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 1g. Glenn A. Votek ! ! ! The Board of Directors makes no recommendation on proposal 5: 1h. Vicki Williams ! ! ! 5. Advisory stockholder proposal regarding stockholder ! ! ! action by written consent. For address changes and/or comments, please check this box and write ! them on the back where indicated. NOTE: Voting items may include such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annaly Capital Management, Inc. 1211 Avenue of the Americas New York, NY 10036 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2019 ANNUAL REPORT TO STOCKHOLDERS and 2020 NOTICE & PROXY STATEMENT are available at www.proxyvote.com. D06959-P32445 Annaly Capital Management, Inc. Annual Meeting of Stockholders May 20, 2020 This proxy is solicited by the Board of Directors Revoking all prior proxies, the undersigned hereby appoints David L. Finkelstein and Anthony C. Green, and each of them, as proxies for the undersigned, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Capital Management, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, which will be a virtual meeting conducted via live webcast to be held at 9:00 a.m., Eastern Time, on Wednesday, May 20, 2020 at www.virtualshareholdermeeting.com/NLY2020, and at any postponement or adjournment thereof as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below. The shares represented by this proxy when properly executed, will be voted as directed. If no directions are given, this proxy will be voted in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting. Address Changes/Comments: (If you noted any address change and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side